Exhibit 10.15

INDUSTRIAL LEASE

Gold Tooth Development, LLC, a Texas limited liability company,

LANDLORD,

AND

Enovation Controls, LLC, an Oklahoma limited liability company,

TENANT

DATED: July 24, 2014

PROPERTY: 5757 Farinon Drive, San Antonio, Bexar County, Texas

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

Exhibits

A	Legal Description of the Land
B	Survey or Site Plan Depicting the Premises
C	Schedule of Rents
D	Landlord Personalty
E	Rules and Regulations
F	No Option to Purchase
G	Third Party Reports
H	Guaranty of Lease
I	Roof Restrictions
J	Work Letter

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INDUSTRIAL LEASE

THIS INDUSTRIAL LEASE (the “Lease”) is made as of July 24, 2014 (the “Effective Date”), between GOLD TOOTH DEVELOPMENT LLC, a Texas limited liability company (“Landlord”), and the Tenant named below.

ARTICLE 1: BASIC TERMS

The following terms used in this Lease shall have the meanings set forth beside such terms in this Article 1.

Tenant	Enovation Controls, LLC, an Oklahoma limited liability company

Tenant’s Notice Address	Enovation Controls, LLC
5311 S 122nd East Ave
Tulsa, OK 74146
Email: dcrowell@fwmurphy.com

Tenant’s Billing Address (if different)	N/A

Landlord’s Notice Address	Gold Tooth Development, LLC
235 Primrose Place
San Antonio, Texas 78209
Attn: Kennon Guglielmo, Manager
Email: kgug@econtrols.com

Landlord’s Rent Payment Address	Gold Tooth Development, LLC
235 Primrose Place
San Antonio, Texas 78209
Attn: Kennon Guglielmo, Manager

Guarantor	Enovation Controls, LLC (p/k/a Global Controls & Instrumentation, LLC), an Oklahoma limited liability company

Premises	The tracts of real property legally described on Exhibit A attached hereto and incorporated herein (the “Land”), together with the industrial/warehouse facility located thereon, known as 5757 Farinon Building and having an address of 5757 Farinon Drive, San Antonio, Texas (the “Building”), together with the parking areas,

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landscaping, walkways and other improvements owned by Landlord and located on the Land. A site plan or survey of the foregoing Land and Building is attached hereto as Exhibit B

Lease Term	One Hundred Eighty-Six (186) calendar months, beginning on the Commencement Date and ending on January 31, 2030 (the last day of the 186th full calendar month after the Commencement Date)

Commencement Date	July 24, 2014

Base Rent	As stated on the Schedule of Base Rent attached hereto as Exhibit C and incorporated herein

Permitted Use	The Premises shall be used only for offices and for the purpose of engineering, manufacturing, assembling, testing, receiving, storing, shipping and selling (but limited to wholesale sales) of products, materials and equipment made and/or distributed by Tenant in connection with engine control and instrumentation for engines and engine driven equipment and for such other lawful purposes as may be incidental thereto

Landlord Personalty	The furniture, fixtures, equipment and other personal property owned by the Landlord, located on the Premises, and described in Exhibit D attached hereto and incorporated herein, and any replacements thereof

Security Deposit	$50,000.00

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ARTICLE 2: LEASE TERM

2.01 Lease of Premises for Lease Term. Landlord hereby leases the Premises and the Landlord Personalty to Tenant and Tenant leases the Premises and the Landlord Personalty from Landlord for the Lease Term, upon and subject to all of the terms, conditions and provisions of this Lease, and subject to the Permitted Encumbrances (defined below). As used in this Lease, the term “Premises” includes the Land and the Building and other improvements owned by Landlord and located thereon. A survey or site plan depicting the Premises is attached as Exhibit B. As used herein, the term “Permitted Encumbrances” means those covenants, restrictions, reservations, liens, conditions, encroachments, easements, encumbrances and other matters of record that affect the Premises or Landlord Personalty as of the Effective Date, or which arise due to the acts or omissions of Tenant, or due to the acts or omissions of Landlord with Tenant’s consent, after the Effective Date.

2.02 No Early Possession. This Lease governs Tenant’s access to the Premises upon the Commencement Date and no earlier. No access to the Premises by Tenant prior to this the Commencement Date (“Early Possession”) is contemplated, allowed, or governed under this Lease. It is recognized that Tenant may have access to the Premises prior to the Commencement Date under the authority of a different controlling lease as negotiated with a different entity, but Landlord specifically has no responsibility under the terms of any such other controlling lease.

2.03 Delay in Commencement. If Landlord is unable to deliver the Premises on the Commencement Date, such date will be postponed to the date possession of the Premises is delivered to Tenant (the “New Commencement Date”). In such event, Landlord and Tenant will execute a Memorandum of Acceptance of Lease, in a form to be prepared by Landlord, setting forth the New Commencement Date and new expiration date of this Lease, which will be ten years after the New Commencement Date; provided, however, that if the New Commencement Date is more than 31 days after the original Commencement Date through no fault of Tenant, then the Tenant’s sole and exclusive remedy for such delay shall be the right to terminate the Lease upon written notice to the Landlord of such termination prior to Landlord’s delivery of the Premises to Tenant, and in such event, the Landlord shall return the Security Deposit to Tenant and neither party shall have any obligation to the other under this Lease, except those indemnity obligations that expressly survive termination. If Tenant fails to deliver such termination notice timely to Landlord, Tenant shall be deemed to have accepted the delay in the Commencement Date and the New Commencement Date shall be the Commencement Date for all purposes under this Lease.

2.04 Covenant of Quiet Enjoyment. Tenant, on paying the Rent and performing its obligations hereunder, will peacefully and quietly have, hold and enjoy the Premises throughout the Lease Term without any manner of hindrance from Landlord, subject however to all the terms and provisions hereof.

2.05 Holding Over. If Tenant does not vacate the Premises and surrender the Premises and the Landlord Personalty in the condition required hereby upon the expiration or earlier termination of this Lease, (i) Tenant will indemnify Landlord against all damages, costs, liabilities and expenses, including attorneys’ fees, which Landlord incurs on account of Tenant’s failure to vacate and surrender, and (ii) the Base Rent will increase to 150% of the Base Rent

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then in effect and Tenant’s obligation to pay Additional Rent will continue. Any holdover by Tenant shall constitute a tenancy at sufferance, subject to termination by Landlord at any time, and shall not constitute an extension of the Lease or recognition by Landlord of any right of Tenant to remain in the Premises.

ARTICLE 3: USE OF PREMISES

3.01 Manner of Use. Tenant will use the Premises and the Landlord Personalty only for the Permitted Use. Tenant will not cause or permit the Premises or the Landlord Personalty to be used in any way which (i) constitutes a violation of any Legal Requirements (as defined in Section 7.01 below), or (ii) constitutes a violation of any of the rules and regulations established by Landlord, a copy of which is attached as Exhibit E, as they may be amended in writing by Landlord (the “Rules and Regulations”), or (iii) constitutes a nuisance or waste or will invalidate any insurance carried by Landlord or by Tenant. Tenant shall not cause or permit the Landlord Personalty to be removed from the Premises at any time, except a temporary removal for cleaning or maintenance, after which the Landlord Personalty will be promptly returned to the Premises. Tenant is responsible for determining whether or not the zoning is appropriate for Tenant’s intended use. Tenant will, at its sole cost and expense, obtain and pay for all necessary permits, including a certificate of occupancy, and will promptly take all actions necessary to comply with all applicable Federal, State or local statutes, applicable workplace regulations, ordinances, rules, regulations, orders, recorded declarations, covenants and requirements regulating the use by Tenant of the Premises, including, without limitation, the Occupational Safety and Health Act and the Americans With Disabilities Act.

3.02 Landlord’s Access. Landlord or its agents may enter the Premises from time to time, upon 24 hours prior notice to Tenant (except in the case of an emergency when no notice is required), to show the Premises or any portion of the Landlord Personalty to potential buyers, investors, lenders or tenants or other parties, for property inspections, for maintenance or for any other purpose Landlord deems reasonably necessary. Except in the case of an emergency, Tenant shall have the right to have a representative present during any such access by Landlord. With respect to Landlord’s access for the purpose of showing the Premises, Landlord agrees to use reasonable efforts to schedule the showings during normal business hours that are mutually convenient for Landlord and Tenant, and with respect to Landlord’s access for the purpose of non-emergency property inspections, maintenance or any other purpose, Landlord agrees to use reasonable efforts to schedule the access during Tenant’s normal business hours that are mutually convenient for Landlord and Tenant so as to minimize disruptions to Tenant’s production operations at the Premises. During the last 12 months of the Lease Term, Landlord may place customary “For Lease” signs on the Premises.

ARTICLE 4: RENT

4.01 Base Rent. On the first day of each calendar month during the Lease Term, Tenant will pay to Landlord the Base Rent in monthly installments, in lawful money of the United States, in advance and without offset, deduction, prior notice or demand. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. The Base Rent is payable at Landlord’s Rent Payment Address or at such other place or to such other person as Landlord may designate in writing from time to time. Payments of Base Rent for any partial calendar month will be prorated.

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4.02 Additional Rent. All sums payable to Landlord by Tenant under this Lease other than Base Rent are “Additional Rent”; the term “Rent” includes both Base Rent and Additional Rent. It is the specific intention of the Landlord and the Tenant that this Lease is a “triple net lease,” that the Base Rent shall be absolutely net to the Landlord, and that, except for any obligations under this Lease specifically assigned to the Landlord, the Tenant shall pay costs and expenses (in whatever form) related to the Premises or the Landlord Personalty or their upkeep and maintenance, which expenses are attributable to any period during the Lease Term. Landlord will estimate in advance and charge to Tenant the following costs (collectively, the “Tenant Costs”), which Tenant will pay throughout the Occupancy Period (as defined below) as Additional Rent each month (along with payment of the monthly Base Rent) in the amount of one-twelfth (1/12) of the Landlord’s total annual estimate: (a) Landlord Insurance Costs for which Tenant is responsible under Article 8 of this Lease, (b) Real Property Taxes under Article 5 of this Lease; (c) all Operating Expenses under Section 4.05 of this Lease, and (d) the expense for modifications due to changes in the law as set forth in Section 7.03 of this Lease. The monthly amount estimated by Landlord to be paid by Tenant to Landlord for Tenant Costs may be adjusted by Landlord during the first 90 days of each calendar year by providing written notice to Tenant of such adjusted amount no later than thirty (30) days prior to the effective date of such increase, together with the estimated calculations and rationale for such adjustment. Following the end of each calendar year during which this Lease is in effect, Landlord will furnish to Tenant a statement showing the total amount of Tenant Costs items paid or incurred by Landlord during the preceding calendar year, itemized by category, reconciled against the payments received by Landlord from Tenant for such Tenant Costs. Within thirty (30) days after Tenant’s receipt of such statement, there will be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be). “Occupancy Period” means the period from the time Tenant first enters the Premises, throughout the Lease Term and for as long as Tenant remains in the Premises thereafter.

4.03 Interest. Any Rent or other amount due to Landlord, if not paid when due, will bear interest commencing thirty (30) days after the date such Rent amount is due and continuing until paid at the rate of 12% per annum, but not to exceed the highest rate legally permitted.

4.04 Late Charge. If any installment of Rent or any other sums due from Tenant is not received by Landlord within 5 business days following the due date, Tenant will pay to Landlord a late charge equal to 5% of such overdue amount; provided, however, Landlord will not charge any late charge for the first time in each calendar year that such payment is not made within 5 business days of the due date if payment is received within 5 business days of receipt of notice. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

4.05 Operating Expenses. Tenant will pay as Additional Rent to Landlord all Operating Expenses incurred by Landlord and allocable to the Occupancy Period. “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance and operation of the Premises or the Landlord Personalty, including, but not limited to;

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(a) any fees for required licenses and permits; all assessments, fees or other charges payable by Landlord under Section 5.04 below; and

(b) maintenance, repairs and replacements that are the obligation of Tenant under Section 9.03 below, but that are performed by Landlord.

Operating Expenses do not include: (i) debt service under mortgages or ground rent underground leases; (ii) costs of restoration to the extent of net insurance proceeds received by Landlord; (iii) leasing commissions; (iv) Landlord’s general corporate overhead costs; (v) roof repairs or replacements, and (vi) structural repairs to exterior walls and foundations.

ARTICLE 5: PROPERTY TAXES

5.01 Real Property Taxes. As Additional Rent, Tenant will pay Landlord for all Real Property Taxes allocable to the Occupancy Period. Landlord will pay the Real Property Taxes to the appropriate taxing authorities. If Landlord receives a refund of any Real Property Taxes for which Tenant has paid Landlord, Landlord will refund to Tenant its share after deducting therefrom all related costs and expenses. Landlord shall have the right, but not the obligation, to protest, appeal, or institute proceedings to effect a reduction of Real Property Taxes at any time, including the right to seek a reduction in the valuation of the Building or the Premises assessed for real estate tax purposes. Landlord will endeavor to provide promptly to Tenant copies of notices of appraised value, tax assessments and bills that it receives from any taxing authorities or other governmental entities with respect to the ad valorem tax on the Premises and the Landlord Personalty. In the event that Landlord elects not to pursue any protest, appeal, or other proceeding relating such ad valorem tax, then Landlord will provide notice to Tenant of such election. Upon Tenant’s receipt of such notice, provided this Lease is not previously cancelled or terminated, and there shall be no Event of Default, or an event that with the giving of notice or the lapse of time, or both, would constitute an Event of Default, then Tenant shall have the right, at its sole cost and expense, to contest the amount or validity of any ad valorem tax or assessment assessed and levied against the Premises or Landlord Personalty, or to seek a reduction in the valuation of the Building or the Premises or the Landlord Personalty assessed for ad valorem tax purposes, by appropriate proceedings diligently conducted in good faith (the “Tenant Tax Appeal”), but only after payment of such taxes and assessments. If required by law, Landlord shall, upon written request of Tenant, join in the Tenant Tax Appeal or permit the Tenant Tax Appeal to be brought in Landlord’s name, and Landlord will reasonably cooperate with Tenant in authorizing such actions, at the sole cost and expense of Tenant. Tenant shall pay any increase that may result in ad valorem taxes or assessments as a consequence of the Tenant Tax Appeal, which payment obligations shall survive the expiration or earlier termination of this Lease. Tenant shall have no right to file a Tenant Tax Appeal during the last 12 months of the Lease Term.

5.02 Definition of “Real Property Taxes”. “Real Property Taxes” means taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Premises, the Landlord Personalty, or any other fixtures, furniture or equipment owned by Landlord and available for use by Tenant on the Premises, or any Rent or

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other sums payable by Tenant or occupants of the Premises. Real Property Taxes include Landlord’s reasonable costs and expenses of reviewing and contesting any Real Property Tax. If, and to the extent that, Landlord is assessed a sales tax, rent tax, capital levy or other tax on the gross rents received with respect to the Premises or Landlord Personalty or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge measured by or based, in whole or in part, upon gross rents or any similar tax or levy, then all of such taxes, assessments, levies or charges, to the extent so measured or based, will be deemed to be a Real Property Tax.

5.03 Personal Property Taxes. Tenant will pay directly all taxes charged against the trade fixtures, furnishings, equipment, inventory or any other personal property belonging to Tenant. Tenant will use its best efforts to have its personal property taxed separately from the Premises. If any of Tenant’s personal property is taxed with the Premises, Tenant will pay Landlord the taxes for such personal property within 30 days after Tenant receives a written statement from Landlord for such personal property taxes.

5.04 Industrial Park and Property Agreement Fees. As Additional Rent, Tenant will pay Landlord for all assessments, maintenance fees or other charges levied against the Premises or for operations at the Premises by any industrial park authority or any other association or authority, including those payable under the Property Agreements (as defined in Section 7.05 below), to the extent allocable to the Occupancy Period. Landlord will pay such fees and charges to the appropriate authorities.

ARTICLE 6: UTILITIES

6.01 Utilities. Tenant will promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling, energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, together with any related installation or connection charges or deposits (collectively, “Utility Costs”) incurred during the Occupancy Period.

ARTICLE 7: COMPLIANCE WITH LAW

7.01 Use. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the Landlord Personalty or the suitability of the same for Tenant’s intended use and that Tenant is responsible for determining whether or not the zoning is appropriate for Tenant’s intended use. Tenant shall be responsible for obtaining all permits and approvals required by the Legal Requirements in connection with Tenant’s specific manner of use, and specific character of, operations at the Premises and shall provide a copy of the same to Landlord upon receipt of such, if applicable. The term “Legal Requirements” shall mean all laws, statutes, ordinances, rules, regulations, recorded declarations or covenants, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, including the Landlord Personalty.

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7.02 Legal Compliance. Tenant, at its expense, shall comply with all Legal Requirements (including any Environmental Laws) with respect to Tenant’s use, occupancy and operations of or at the Premises, including any Legal Requirements that may require alterations, repairs or replacements, whether structural or nonstructural, exterior or interior to the Premises as well as all Legal Requirements with respect to the Landlord Personalty. Upon Landlord’s request, Tenant shall evidence to Landlord Tenant’s compliance with such Legal Requirements, including, without limitation, by providing to Landlord copies of all operating permits and other approvals, licenses, registrations and the like required by Legal Requirements in connection with Tenant’s operations at the Premises and use of the Landlord Personalty.

7.03 Change in Law. Subject to Section 7.04, in the event that a change in Legal Requirements in effect and applicable to the Premises occurs after the Commencement Date of this Lease, which requires any modification of the Premises or the Building, Landlord shall make the necessary modifications and the expense of such modifications shall be reimbursed by Tenant to Landlord, as part of the Tenant Costs, in an amount equal to the monthly installment required to fully amortize the amount of Landlord’s expense of such modifications over the useful life of such improvement as reasonably determined by Landlord in accordance with generally accepted accounting principles, and such amount shall be included in Additional Rent. Notwithstanding the preceding sentence, from the Commencement Date through the expiration of the Lease Term or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall be responsible for complying with all Legal Requirements with respect to the use of Landlord Personalty, Tenant fixtures, Tenant installations and alterations, equipment, racking systems and other similar items in the Premises, including any and all modifications, repairs, or replacements required thereto as a result of a change in Legal Requirements after the Commencement Date (it being agreed that Landlord’s responsibility is solely for the Premises and Building).

7.04 Changes to Fire Suppression System. If any bureau, department or official of the state or city government having jurisdiction shall require or recommend that any changes, modifications, alterations, additional sprinkler heads or other equipment be made or supplied to the fire suppression system directly resulting from Tenant’s business use, or by any changes in the Premises made by Tenant as part of its initial occupancy or after initial occupancy, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a fire suppression system in the initial insurance rate as fixed by the appropriate board or authority, or by a fire insurance company, then, in any such event, Tenant shall be liable for the cost of installing, repairing, or replacing as the case may be, any such equipment, and the cost of any such changes, modifications, alterations, additional sprinkler heads or such other equipment.

7.05 Property Agreements. Tenant agrees that Tenant shall perform all obligations of the owner of the Premises under any reciprocal easement agreement or other agreement or document of record now affecting the Premises, including, but not limited to, that certain Amended and Restated Declaration of Covenants, Easements, and Option to Repurchase dated January 1, 1997 and recorded as Document No. 97-0058346 in Volume 7075, Page 520 of the Official Public

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Records of Bexar County, Texas (as the same has been subsequently amended) and that certain Reciprocal Easement Agreement dated September 29, 2005 and recorded as Document No. 20050227356 in Volume 11676, Page 1875 of the Official Public Records of Bexar County, Texas (collectively, the “Property Agreements”), to the extent the same relates to the Premises or to Tenant’s use and occupancy of the Premises, and that Tenant shall comply in all material respects with all of the terms and conditions of the Property Agreements during the term of this Lease; provided, however, that Tenant is not obligated to pay directly to third parties any regular assessments or other charges under the Property Agreements to the extent that the amount of such assessments or charges are included in the estimate of Operating Expenses or other Tenant Costs that Tenant pays to Landlord monthly as Additional Rent.

7.06 Legal Compliance by Landlord. Landlord hereby represents to Tenant that as of the Effective Date, to Landlord’s Knowledge (as defined in Section 15.15), Landlord has received no written notice that either the Premises or the Landlord Personalty fail to comply materially with applicable Legal Requirements.

ARTICLE 8: INSURANCE/INDEMNITY

8.01 Tenant’s Insurance. Tenant, at its expense, will maintain the following insurance coverages during the Occupancy Period:

(a) Liability Insurance. Commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability with this Lease as a covered contract. Such insurance will name Landlord, its property manager, any mortgagee, and such other parties as Landlord may designate, as additional insureds (the additional insured status under the commercial general liability insurance policy will be provided by additional insured endorsement on ISO Form CG 2026 1185 or such other form acceptable to Landlord). The initial amount of such insurance will be Three Million Dollars ($3,000,000) per occurrence and will be subject to periodic increases reasonably specified by Landlord based upon inflation, increased liability awards, recommendations of Landlord’s professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section 8.01 will (i) be primary and (ii) insure Tenant’s obligations to Landlord under Section 8.06. The amount and coverage of such insurance will not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.

(b) Worker’s Compensation Insurance. Worker’s Compensation Insurance in the statutory amount (and Employers’ Liability Insurance in the amount of One Million Dollars ($1,000,000) each for (i) bodily injury per accident, (ii) disease for each employee, and (iii) disease policy limit) covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the State of Texas.

(c) Automobile Liability Insurance. Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) for injuries or death of one or more persons or loss or damage to property.

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(d) Personal Property Insurance. Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant’s personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under a Causes of Loss–Special Form property insurance policy as well as against flood, sprinkler damage, vandalism, and malicious mischief and other perils reasonably requested by Landlord. Any proceeds from the Personal Property Insurance will be used for the repair or replacement of the property damaged or destroyed, unless the Lease Term is terminated under an applicable provision herein. If the Premises are not repaired or restored in accordance with this Lease, Landlord will receive any proceeds from the personal property insurance allocable to Tenant’s leasehold improvements.

(e) Insurance for Landlord’s Property. Causes of Loss - Special Form property insurance (in ISO Form CP 10 30, or equivalent form acceptable to Landlord) covering loss of or damage to all or any part of the Premises (including the Building and other improvements) and the Landlord Personalty, which names Landlord as an additional insured pursuant to an “Additional Insured-Building Owner” endorsement using ISO Form CP 12 19 06 07 or equivalent form acceptable to Landlord, and names Landlord (or Landlord’s mortgagee, if applicable) as the sole loss payee using ISO Form CP 12 18 (or equivalent form acceptable to Landlord) and using the “Building Owner Loss Payable” designation for the loss payee (or the “Lender Loss Payable” designation, if applicable), and which (i) insures against loss or damage by fire, lightning, windstorm, tornado, hail or such other further and additional hazards of whatever kind or nature as are now or hereafter may be covered by extended all risk coverage, (ii) includes “all risk” endorsements required by Landlord (including, but without limiting the generality of the foregoing, vandalism, malicious mischief, flood, and damage by water), (iii) insures against war risk as, when and to the extent such insurance is obtainable from the United States of America or an agency thereof, if requested by Landlord, (iv) includes a “Flood Coverage” endorsement using ISO Form CP 10 65 06 07, or equivalent form acceptable to Landlord, (v) insures against earthquakes and other earth movement (including subsidence), (vi) insures against any other risk commonly insured against by persons operating properties similar to the Premises and located in the vicinity of the Premises or conducting operations similar to the operations conducted at the Premises, (vii) includes an “Ordinance or Law Coverage” endorsement using ISO Form CP 04 05 or an equivalent form acceptable to Landlord, that includes Coverage for Loss to the Undamaged Portions of the Building, Demolition Cost Coverage, and Increased Cost of Construction, in an amount to be reasonably determined by the Landlord, but not less than $1,000,000.00, (viii) includes a “Debris Removal Additional Limit of Insurance” endorsement using ISO Form CP 04 15 or equivalent form acceptable to Landlord, in an amount to be reasonably determined by the Landlord, (ix) includes sprinkler leakage insurance, (x) insures for the full replacement cost of the Landlord Personalty, the Building, and all other improvements on the Premises owned by Landlord, with an annual “agreed value” endorsement acceptable to Landlord (without deduction for deprecation), (x) includes all other endorsements reasonably requested by Landlord or required by any mortgagee of the Premises from time to time, and (xi) has a “deductible” under such insurance that is no greater than $50,000.00 (the “Casualty Insurance for Landlord”).

(f) Business Income and Extra Expense Insurance. Business Income and Extra Expense insurance using ISO Form CP 00 30, or an equivalent form acceptable to Landlord, that provides

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coverage of the actual losses sustained and includes business income/rental value coverage identifying Landlord as the additional insured pursuant to a “Business Income – Landlord as Additional Insured (Rental Value)” endorsement using ISO Form CP 15 03 06 07, or an equivalent form acceptable to Landlord, that names Landlord (or Landlord’s mortgagee) as the sole loss payee, and which (i) covers the full amount of all Rent (Base Rent and Additional Rent) required of Tenant under this Lease, (ii) covers the Rent during the time period required to rebuild and/or replace the insured property, (iii) includes “Extended Period of Recovery” endorsements so that not less than twelve (12) additional months of Rent is covered for the period of time after the insured property is repaired and/or rebuilt, and (iv) has no “deductible” under such insurance (the “Rent Loss Insurance for Landlord”).

(g) At the end of each calendar year of the Lease Term, Tenant shall review with Landlord the coverages and limits of any or all of the policies of Casualty Insurance for Landlord and Rent Loss Insurance for Landlord required above and, at that time, shall cause such coverages and liability limits to be increased as reasonably required by Landlord in view of inflation, replacement costs, and other relevant factors.

(h) The Casualty Insurance for Landlord described in Section 8.01(e) and the Rent Loss Insurance for Landlord described in Section 8.01 (f) above may be referred to herein collectively as the “Property Insurance for Landlord”. Upon request of Landlord from time to time, Tenant shall also provide coverage under such Property Insurance for Landlord (or so much thereof as Landlord may require) for the benefit of any Landlord’s mortgagee now or hereafter holding a lien on the Premises and shall name such mortgagee under a standard mortgagee provision.

8.02 Landlord’s Insurance.

(a) In the event that there occurs a Tenant Insurance Default (as defined in Section 13.02(f) below), then at any time thereafter during the Lease Term, Landlord shall have the right (but no obligation) to obtain and maintain at the expense of Tenant one or more replacement policies for the Property Insurance for Landlord (as defined in Section 8.01 above), with such endorsements and deductibles as Landlord determines from time to time, or as may be required by any mortgagee of the Premises, and which names Landlord (or Landlord’s mortgagee) as the sole loss payee (the “Landlord Insurance”). Landlord may (but is not obligated to) obtain and maintain such Landlord Insurance through one or more blanket policies of insurance that cover property sites and locations in addition to the Premises and personal property of Landlord in addition to the Landlord Personalty. Landlord Insurance will not be required to insure Tenant’s fixtures or equipment or building improvements paid for by Tenant.

(b) Landlord may obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and any such policy obtained by Landlord will not provide primary insurance, will not be contributory and will be excess over any liability insurance maintained by Tenant.

(c) Tenant will pay to Landlord as part of the Tenant Costs the premiums and other costs for the Landlord Insurance obtained and maintained by Landlord pursuant to Section 8.02(a) (“Landlord Insurance Costs”). Tenant shall not keep or do anything in the Premises that will: (i) cause an increase in the rate of any insurance on the Premises or Landlord Personalty; (ii) violate

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the terms of any insurance coverage on the Premises or Landlord Personalty carried by Landlord or by Tenant; (iii) prevent Landlord from obtaining such policies of insurance acceptable to Landlord or any mortgagee of the Premises; or (iv) violate the rules, regulations or recommendations of Landlord’s insurers, loss prevention consultants, safety engineers, the National Fire Protection Association, or any similar body having jurisdiction over the Premises. If Tenant does so, Tenant shall pay to Landlord upon demand the amount of any increase in any such insurance premium as Additional Rent. In determining the cause of any increase in insurance premiums, the schedule or rate of the organization issuing the insurance or rating procedures shall be conclusive evidence of the items and charges which comprise the insurance rates and premiums on such property.

8.03 General Insurance Provisions. Any insurance which Tenant is required to maintain under this Lease will expressly include provisions stating that the insurance carrier is required to give Landlord not less than 30 days’ written notice prior to any cancellation or modification of such coverage, that the coverage provided by such policy shall be deemed primary insurance, and that any insurance provided by or on behalf of Landlord shall be in excess of any insurance provided by such policy. Prior to the earlier of Tenant’s entry into the Premises or the Commencement Date, Tenant will deliver to Landlord one or more insurance company certificates, with “Notice of Cancellation” endorsements noted, or other insurance company documents that adequately confirm to Landlord’s reasonable satisfaction that Tenant maintains the insurance coverages required by Section 8.01 (including required endorsements and that Landlord is named as additional insured and as sole loss payee, as applicable), and not less than

30 days prior to the expiration or termination of any such insurance, Tenant will deliver to Landlord renewal certificates therefor or other insurance company documents that adequately confirm such coverage to Landlord’s reasonable satisfaction. Upon Landlord’s request from time to time, Tenant will promptly provide Landlord with copies of the such policies that confirm the insurance coverages required by Section 8.01 (including required endorsements and that Landlord is named as additional insured and as sole loss payee, as applicable). All insurance policies required under this Lease will be with companies qualified and licensed to do business in Texas and having a “Best’s Rating” of “A” or better and a “Financial Size Category” of “Class X” or larger, as set forth in the most current issue of the Best’s Key Rating Guide.

8.04 Tenant’s Damage Waiver. Except as set forth below, Tenant assumes all risk with respect to damage to or theft of its property located at the Premises and agrees to look solely to its own insurance in the case of any damage to its property or interruption of its business. Accordingly, Tenant expressly, knowingly and voluntarily waives and releases any claims which it may have against the Landlord or Landlord’s employees, agents, contractors or managers for damage to or theft of Tenant’s property located at the Premises or a loss of business as a result of the acts or omissions of Landlord or Landlord’s employees, agents, contractors or managers, INCLUDING AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF LANDLORD OR ITS EMPLOYEES, AGENTS, CONTRACTORS OR MANAGERS, BUT SUCH RELEASE AND WAIVER DOES NOT INCLUDE ANY LOSSES CAUSED BY THE WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES, AGENTS, CONTRACTORS OR MANAGERS. Without limiting the foregoing, Tenant waives any claims against Landlord as a result of any explosion, flooding or leaking in the Premises, the Premises or Landlord Personalty becoming out of repair, any latent or patent defects in the Premises or Landlord Personalty or any accident within or adjacent to the Premises. Tenant

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shall, on or before the earlier of the Lease Commencement Date or the date on which Tenant first enters the Premises for any purpose, at its sole cost and expense, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer with respect to the property insurance maintained by Tenant in connection with the Premises and property located therein. Notwithstanding the foregoing, in the event of loss caused by the gross negligence or willful misconduct of Landlord or its employees, agents, contractors, or managers, the Landlord shall be liable to Tenant for the amount of any insurance deductible up to $50,000.00.

8.05 Landlord’s Damage Waiver. Except as set forth below, Landlord assumes all risk with respect to loss or damage to the Premises or the Landlord Personalty (including theft by third parties) and interruption to the operation of the Premises and agrees to look solely to the Property Insurance for Landlord or the Landlord Insurance, as applicable, in the case of any damage to the Premises or the Landlord Personalty or interruption to its business. Accordingly, Landlord expressly, knowingly and voluntarily waives and releases any claims which it may have against the Tenant or Tenant’s employees, agents, or contractors for damage to the Premises or any of the Landlord Personalty (including theft of the Landlord Personalty) and a loss of business (including lost rents at the Premises) as a result of the acts or omissions of Tenant or Tenant’s employees, agents or contractors, INCLUDING AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE, OR STRICT LIABILITY OF TENANT OR ITS EMPLOYEES, AGENTS OR CONTRACTORS, BUT SUCH RELEASE AND WAIVER DOES NOT INCLUDE ANY LOSSES CAUSED BY THE WILLFUL MISCONDUCT (INCLUDING THEFT) OF TENANT OR ITS EMPLOYEES, AGENTS, OR CONTRACTORS, AND SUCH RELEASE AND WAIVER DOES NOT INCLUDE ANY LOSSES INCURRED BY LANDLORD OR ANY CLAIMS AGAINST TENANT ARISING FROM THE TENANT’S FAILURE TO OBTAIN AND MAINTAIN THE PROPERTY INSURANCE FOR LANDLORD REQUIRED BY SECTION 8.01 OF THIS LEASE. In the event that Landlord obtains any Landlord Insurance under Section 8.02, Landlord shall, at its sole cost and expense, obtain and keep in full force and effect at all times a waiver of subrogation from its insurer with respect to the Premises, the Landlord Personalty, and Landlord’s rent loss insurance. Notwithstanding the foregoing, in the event of loss caused by the gross negligence or willful misconduct of Tenant or Tenant’s employees, agents, or contractors, Tenant shall additionally be liable to Landlord for any insurance deductible up to $50,000.00 and such amount shall be payable to Landlord upon demand.

8.06 Indemnity.

(a) Tenant shall indemnify, defend, and hold harmless Landlord and Landlord’s employees, agents, contractors and managers (collectively, the “Landlord Indemnitees”) from and against any and all loss, damage, claim, demand, liability or expense (including reasonable attorneys’ fees) resulting from claims by third parties and based on (i) any acts or omissions of Tenant, its employees, agents or contractors, or (ii) any personal injury or property damage occurring within the Premises or arising out of Tenant’s operations in and around the Premises, EVEN IF SUCH CLAIMS ARE BASED IN WHOLE OR IN PART UPON THE NEGLIGENCE OF THE LANDLORD INDEMNITEES (BUT NOT TO THE EXTENT SUCH CLAIMS ARE BASED SOLELY UPON THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF THE LANDLORD INDEMNITEES). Tenant shall have the right to assume the defense of any claim covered by this indemnity on behalf of both itself and the Landlord Indemnitees and the

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Landlord Indemnitees may not settle such claim without the consent of Tenant, provided (1) Tenant acknowledges to the Landlord Indemnitees in writing that it is responsible for such claim under the terms of this paragraph and (2) the lawyers selected by Tenant to handle such defense are reasonably satisfactory to the Landlord Indemnitees and such representation does not result in a conflict of interest for such lawyers. The Landlord Indemnitees may participate in the defense of such claim at their own expense unless Tenant is not representing the Landlord Indemnitees in which case the reasonable expense of the Landlord Indemnitees in defending against such claim shall be paid by Tenant.

(b) Landlord shall indemnify, defend, and hold harmless the Tenant from and against any and all loss, damage, claim, demand, liability or expense (including reasonable attorneys’ fees) resulting from claims by third parties to the extent such claims are based solely on the gross negligence or willful misconduct of Landlord or Landlord’s employees. Landlord shall have the right to assume the defense of any claim covered by this indemnity and the Tenant may not settle such claim without the consent of Landlord, provided (1) Landlord acknowledges to the Tenant in writing that it is responsible for such claim under the terms of this paragraph and (2) the lawyers selected by Landlord to handle such defense are reasonably satisfactory to the Tenant and such representation does not result in a conflict of interest for such lawyers. The Tenant may participate in the defense of such claim at its own expense unless Landlord is not representing the Tenant in which case the reasonable expense of the Tenant in defending against such claim shall be paid by Landlord.

(c)	The provisions of this Section 8.06 shall survive the expiration or sooner termination of this Lease.

8.07 Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises or Landlord Personalty suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OR GROSS NEGLIGENCE OF LANDLORD, BUT NOT IF CAUSED BY THE INTENTIONAL MISCONDUCT OF LANDLORD. Tenant shall, on or before the earlier of the Lease Commencement Date or the date on which Tenant first enters the Premises for any purpose, at its sole cost and expense, obtain and keep in full force and effect at all times thereafter a waiver of subrogation from its insurer with respect to any business interruption insurance and any Rent Loss Insurance for Landlord (defined in Section 8.01(f) above) maintained by Tenant in connection with the Premises.

ARTICLE 9: CONDITION AND MAINTENANCE OF PREMISES

9.01 Existing Condition. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE HEREIN, TENANT HEREBY ACKNOWLEDGES AND AGREES THAT (a) TENANT HAS LEASED AND TAKES THE PREMISES AND THE LANDLORD PERSONALTY “AS IS” “WHERE-IS” AND “WITH ALL FAULTS”; (b) LANDLORD HAS NOT MADE, AND WILL NOT BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR THE LANDLORD PERSONALTY, INCLUDING (BUT NOT LIMITED TO) ANY WARRANTY OR

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REPRESENTATION AS TO THE PREMISES’ OR THE LANDLORD PERSONALTY’S: (i) FITNESS, CONDITION, OR DESIGN FOR A PARTICULAR PURPOSE; (ii) HABITABILITY, MERCHANTABILITY, OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN; (iii) CONDITION (LATENT OR PATENT); OR (iv) VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, ZONING, QUALITY, DESCRIPTION, DURABILITY, OR OPERATION; (c) ALL RISKS INCIDENT TO THE FOREGOING ARE, AS BETWEEN TENANT AND LANDLORD, TO BE BORNE BY TENANT; (d) TENANT HAS MADE ITS OWN INSPECTION OF, AND INQUIRY REGARDING, THE CONDITION OF THE PREMISES AND THE LANDLORD PERSONALTY, AND BOTH MEET TENANT’S SPECIFICATIONS AND ARE SATISFACTORY TO IT; AND (e) IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN THE PREMISES OR THE LANDLORD PERSONALTY OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS SECTION 9.01 HAVE BEEN NEGOTIATED BY LANDLORD AND TENANT AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS AND WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PREMISES OR THE LANDLORD PERSONALTY, ARISING PURSUANT TO THE TEXAS PROPERTY CODE, THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE. Tenant hereby expressly represents and warrants that, to the extent Tenant has received any representation, promise or other statement of Landlord and/or its agents, employees, managers or brokers relating to this Lease, the Premises, or the Landlord Personalty if such representation, promise or other statement is not set forth in this Lease, then Tenant did not rely on any such representation, promise or other statement or the subject matter thereof, and it is the Landlord’s express intent to fully disclaim and disavow reliance on any such representation, promise or other statement that is not expressly set forth in this Lease. Tenant further acknowledges and agrees that it has received from Landlord the reports and other information prepared by third parties and listed on Exhibit G to this Lease (“Property Information”), that Landlord acquired the Premises from the Current Tenant and received some of the Property Information from the Current Tenant, that Landlord has not yet occupied the Premises, that Landlord has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Property Information or any other documents delivered to Tenant, that Landlord has not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Information, and that Landlord is providing the same solely as an accommodation to the Tenant, with the expectation that Tenant will conduct its own independent investigation.

9.02 Landlord’s Obligations. Subject to the provisions of Article 11 (Casualty and Condemnation), Tenant’s express obligations hereunder, and Tenant’s obligation to pay Additional Rent pursuant to Section 4.02, Landlord shall have no responsibility to maintain any portion of the Premises in good repair. Without limiting the foregoing and for an abundance of clarity, Landlord shall not be responsible for maintaining the roof, the foundation, the structural soundness of the exterior walls, windows, glass or plate glass, doors, special store fronts or office

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entries, or any other part of the Premises. Tenant shall promptly give Landlord written notice of a defect or need for repairs under this Section, after which Tenant shall also promptly initiate such repair or correction of defect at Tenant’s sole expense. Landlord shall not be liable for any damages resulting from a failure to make repairs.

9.03 Tenant’s Obligations. Subject to the provisions of Article 11 (Casualty and Condemnation), Tenant shall, at its sole cost and expense, keep all portions of the Premises and the Landlord Personalty in good order, and in a first class condition and repair, promptly making all necessary repairs and replacements, including without limitation, all building systems and equipment and structural components, such as the roof, exterior walls, foundation, HVAC, electrical, plumbing, and mechanical systems, fire suppressions systems, dock levelers, bumpers, doors, windows, plate glass, special store fronts, office entries, floors, slabs and slab repairs, crack filling and joint repairs, interior walls and finish work, floors and floor covering, downspouts, gutters, and the driveways, parking areas, shrubbery, landscape and lawn, and those portions of the Premises that may require repainting and refinishing, including exterior walls. If any portion of the Premises or any system or equipment in the Premises or any Landlord Personalty which Tenant is obligated to repair can not be fully repaired or restored, Tenant will promptly replace such portion of the Premises or system or equipment or Landlord Personalty. Tenant will maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and contractor to be approved by Landlord, such approval not to be unreasonably withheld. Tenant shall provide proper and sanitary receptacles within the Premises for any and all trash, rubbish or discarded merchandise, which will be maintained in a clean and sanitary fashion and all expenses of trash, storage and removal will be borne by Tenant. Tenant shall maintain janitorial services and termite and other pest extermination and maintenance treatments by qualified contractors, such contracts and contractors to be reasonably approved by Landlord. Without limiting the foregoing, Tenant shall also maintain all parking areas in a first class condition and appearance, free and clear of any debris or obstructions, and shall promptly repair any damage to any parking areas, including the filling of potholes and the maintenance of the curbs, gutters, and striping in the parking areas, and shall re-surface and re-seal the parking areas promptly as and when necessary to maintain its first class condition and appearance; provided, however that Tenant shall have no obligation to either re-seal or re-surface the parking areas during the first three (3) years of the Lease Term, unless such work is necessitated by Tenant’s misuse of such parking areas. If Tenant fails to maintain or repair any portion of the Premises or Landlord Personalty as herein required, then Landlord may, at its election, perform Tenant’s maintenance and repair obligations under this Section 9.03, in which event Tenant will immediately reimburse Landlord for all costs incurred in doing so upon receipt of an invoice from Landlord, and such costs shall be considered Additional Rent. Furthermore, notwithstanding anything in this Lease to the contrary, Tenant shall be solely responsible, at its expense, for correcting any non-compliance with Legal Requirements arising out of the specific use to which Tenant will put the Premises or Landlord Personalty or any installations, alterations, additions or improvements made or to be made by Tenant, and further agrees to comply with all Legal Requirements throughout the Lease Term. Without limiting the foregoing, Tenant shall be responsible for any repairs to the roof caused by or arising from Tenant’s failure to comply with the Roof Restrictions and the other terms and conditions set forth on Exhibit I attached hereto and incorporated herein.

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9.04	Tenant’s Alterations.

(a) Tenant’s Work. Tenant may not make any installations, alterations, additions, or improvements in or to the Building or any part of the Premises, or any of the Landlord Personalty, and Tenant will not make any major repairs to any of the foregoing, without first notifying Landlord in writing as to the method, nature and extent of such repairs, installations, alterations, additions, or improvements and then obtaining Landlord’s prior written consent, which consent will not be unreasonably withheld or delayed provided that such proposed work will not require the construction of an additional building on the Premises or an additional floor on the Building, will not impair the structure of the Building or other improvements on the Premises, will not increase Landlord’s maintenance obligations under Section 9.02 of this Lease, and will not involve roof penetrations (or if it will involve roof penetrations, Landlord must first receives assurances acceptable to Landlord that Landlord’s roof warranties will not be voided, and that Tenant will comply with the Roof Restrictions and the other terms and conditions set forth on Exhibit I, which include Landlord approval of the roof contractor). All work will be performed in accordance with plans and specifications approved by Landlord. Tenant will procure all necessary permits and licenses before undertaking any work on the Premises and will perform all work in a good and workmanlike manner employing materials of good quality and in conformity with all applicable Legal Requirements and insurance requirements. Tenant will (i) employ only contractors reasonably approved by Landlord, (ii) require all contractors employed by Tenant to carry worker’s compensation insurance in accordance with statutory requirements, commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $1,000,000, and “special form” (also known as “all-risk”) Builder’s Risk property insurance in an amount and on a form Landlord reasonably approves covering the construction on the Premises and all materials, equipment and supplies that will become a part of the alterations or improvements on the Premises, and (iii) submit certificates evidencing such coverage to Landlord prior to the commencement of any work. Landlord may inspect Tenant’s work at reasonable times. Tenant will prosecute and complete such work with reasonable diligence and will provide Landlord with “as built” plans, copies of all construction contracts and proof of payment for all labor and materials. Notwithstanding any supervision of or approval of Tenant’s work by Landlord, Landlord shall have no responsibility for any work performed by or on behalf of Tenant. Contemporaneously with the execution of this Lease and as more specifically described in the Work Letter attached hereto as Exhibit “J” (“Work Letter”), Tenant has delivered to Landlord, and Landlord has conditionally approved, those certain proposed improvements and alterations to the Premises described in the Proposed Premises Layout (as defined in the Work Letter), which Tenant may commence only upon Landlord’s written approval of certain final plans and specifications as more specifically described in the Work Letter

(b) No Liens. Tenant will pay when due all claims for labor and material furnished to the Premises or Landlord Personalty and keep the Premises and Landlord Personalty at all times free from liens for labor and materials. Tenant will give Landlord at least 20 days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

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9.05 Surrender. Upon the expiration or earlier termination of the Lease, Tenant will surrender the Premises and the Landlord Personalty to Landlord in the condition which Tenant is required to maintain the Premises and the Landlord Personalty under this Lease. Tenant will not be obligated to repair any damage which Landlord is required to repair under Article 11 (Casualty and Condemnation). Except as provided below, Landlord may require Tenant, at its expense, to remove any alterations, additions or improvements made by Tenant prior to the expiration or earlier termination of the Lease, and to restore the Premises to their condition as of the Commencement Date, normal wear and tear excepted. Specifically, Tenant will restore or replace any portion of the wall, floor, ceiling, door or wall surfaces and floor coverings within the Premises which have been scratched, gouged, broken, stained, burned, torn, or otherwise marred by Tenant’s operations within the Premises during the Lease Term or as a result of removal of Tenant’s property, and Tenant agrees to reasonably clean such surfaces of dirt, grease, paint, tar marks, or other discoloration prior to surrendering the Premises to Landlord and shall deliver the Premises in a broom clean condition. With respect to any alterations, additions or improvements which require Landlord’s approval, Landlord will specify in writing if Tenant will be required to remove the same at the time of such approval. Any work which Tenant is not required to remove will, at Landlord’s option, become Landlord’s property and will be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without damage to the Premises so long as Tenant repairs any damage caused by such removal. Landlord shall have the right to remove and dispose of, at Tenant’s expense, personal property of Tenant remaining in the Premises upon the expiration or earlier termination of this Lease. Tenant’s liability in connection herewith shall survive the termination or expiration of this Lease.

9.06 Exemption of Landlord from Liability. Landlord will not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person on or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises, or from other sources or places; or (d) any curtailment or interruption in utility services. Tenant will give Landlord prompt notice upon the occurrence of any accident or casualty at the Premises. Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business or for any loss of income or profit therefrom.

9.07 Lease Governs. This Lease governs the parties’ respective obligations for repair and maintenance of the Premises, and the parties waive the benefit of any existing or future statute that is inconsistent with the provisions hereof or affords Tenant the right to terminate the Lease or make repairs at the expense of Landlord.

ARTICLE 10: HAZARDOUS MATERIALS

10.01 Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the

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environment, or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, PCB’s, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by- products or fractions thereof. Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion, and timely compliance (at Tenant’s expense) with all Legal Requirements. “Reportable Use” shall mean (i) the installation or use of any above ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Legal Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials, in reasonable quantities, which are reasonably required to be used in the normal course of the Permitted Use, so long as the use thereof is in compliance with all Legal Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

10.02 Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

10.03 Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system). In the event there occurs any contamination of the Premises or any part thereof (a) that was caused or materially contributed to by Tenant, or its employees, agents or contractors, or (b) that pertains to or involves any Hazardous Substance brought onto the Premises during the term of this Lease, whether by or for Tenant, by Tenant’s employees, agents or contractors, or by any third party, or (c) that results from a violation by Tenant of any of its obligations under this Lease concerning Hazardous Substances or otherwise, then Tenant shall promptly, at Tenant’s sole cost and expense, take all investigatory and/or remedial action reasonably recommended (whether or not formally ordered or required) for the cleanup of any such contamination on the Premises or neighboring properties, and for the maintenance, security and/or monitoring of any such contamination on the Premises or neighboring properties.

10.04 Tenant Indemnification. Tenant shall indemnify, defend and hold Landlord, its agents, employees and lenders, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees

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arising out of or involving any Hazardous Substance (a) brought onto the Premises during the term of this Lease or thereafter while Tenant occupies the Premises (provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties which Tenant did not contribute to or exacerbate), or (b) brought onto any portion of Premises at any time by Tenant or its employees, agents or contractors. Tenant’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or its employees, agents or contractors, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless Landlord specifically agrees thereto in writing at the time of such agreement and such agreement specifically identifies this Section 10.04. Landlord hereby represents to Tenant that as of the Effective Date, to Landlord’s Knowledge (as defined in Section 15.15), Landlord has received no written notice that the Premises fail to comply materially with applicable Legal Requirements concerning Hazardous Substances, except as may be disclosed otherwise in the Property Information that Tenant has received from Landlord.

10.05 Investigations and Remediation. As between Landlord and Tenant, Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date, unless such remediation measure is required as a result of Tenant’s use (including any installations, additions, additions or improvements by Tenant) of the Premises, in which event Tenant shall be responsible for such payment, and to the extent paid by Landlord, Tenant shall reimburse Landlord immediately upon demand. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord’s agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord’s investigative and remedial responsibilities.

ARTICLE 11: CASUALTY AND CONDEMNATION

11.01 Damage to Premises.

(a) If the Building, the Premises, or any portion of the Landlord Personalty are destroyed or rendered untenantable or unusable, either wholly or in part, by fire or other cause of damage or loss (“Damage Event”), Tenant will immediately notify Landlord in writing upon the occurrence of such Damage Event. Landlord may elect either to (i) repair the damage and replace the loss of property caused by such Damage Event (including the loss of Landlord Personalty) as soon as reasonably possible, in which case this Lease will remain in full force and effect, or (ii) terminate the Lease Term as of the date the Damage Event occurred; and in either event Landlord shall receive and retain all insurance proceeds from such Damage Event relating to the Premises, the Rent and the Landlord Personalty. Landlord will notify Tenant within 30 days after receipt of notice of the Damage Event whether Landlord elects to repair the damage and replace the loss of property caused by such Damage Event (including the loss of Landlord Personalty) or to terminate the Lease Term. Unless Tenant establishes that the Damage Event was caused solely by the willful misconduct of Landlord, Tenant will immediately pay Landlord upon demand an amount equal to the lesser of (x) the deductible amount (up to $50,000) under either the Casualty

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Insurance for Landlord or the Landlord Insurance (as applicable) allocable to the damage to and the loss of the Premises and the Landlord Personalty, or (y) the cost to repair such damage and replace such loss (as reasonably estimated by Landlord) if such cost is less than $50,000; such payment to be made by Tenant whether Landlord elects to terminate the Lease Term or Landlord elects to repair the damage and replace the loss. If the Damage Event was caused by the gross negligence or willful misconduct of Tenant or its employees, agents, contractors or invitees, Tenant’s liability to Landlord under the preceding sentence for the deductible amount will not be limited to $50,000. Upon any Damage Event, Tenant shall assign to Landlord and cause the insurer to remit promptly to Landlord all insurance proceeds payable under any of the Property Insurance for Landlord, and if such proceeds are unavailable to Landlord or inadequate as a result of Tenant’s failure to obtain and maintain the Property Insurance for Landlord required by Section 8.01 of this Lease, then Tenant shall immediately pay to Landlord an amount in cash equal to the amount of insurance proceeds that would have been payable to Landlord as a result of such Damage Event if Tenant had maintained the Property Insurance for Landlord required by Section 8.01, plus any deductible amount.

(b) If (i) based on the estimate (the “Restoration Estimate”) of Landlord or Landlord’s architect or contractor, it will take Landlord more than six (6) months to rebuild the Premises and replace or repair the Landlord Personalty following a Damage Event affecting the Premises or the Landlord Personalty, or (ii) the Damage Event occurs during the last six (6) months of the Lease Term and the damage to the Premises or the Landlord Personalty is estimated by Landlord to require more than 30 days to repair and replace, then, provided (x) the Damage Event was not the result of the gross negligence or willful misconduct of Tenant, or its employees, agents, contractors or invitees, and (y) Tenant cannot reasonably be expected to continue its business operations in the Premises while the replacement, repair or restoration work proceeds, Tenant may elect to terminate the Lease Term as of the date the Damage Event occurred, which election to terminate must be exercised by written notification to Landlord within 10 business days after the occurrence of the Damage Event, and, if such termination is based upon the facts described in clause (b)(i) above, such 10-day period shall be extended to the date 10 business days after Tenant’s receipt of the Restoration Estimate. Tenant’s failure to elect to terminate timely under this Section 11.01(b) shall be deemed an election not to terminate the Lease.

(c) If the Premises are destroyed or damaged by a Damage Event and Landlord elects to repair or restore the same pursuant to the provisions of this Article 11, any Rent payable during the period of such damage, repair and/or restoration will be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired, but any such reduction in Rent will be limited to the amount that Landlord receives as insurance proceeds from such Damage Event under the Rent Loss Insurance for Landlord maintained by Tenant under Section 8.01(f).

(d) The provisions of this Article 11 will govern the rights and obligations of Landlord and Tenant in the event of any damage or loss or destruction of or to the Premises or the Landlord Personalty. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the damage or destruction or loss of the leased property.

11.02 Condemnation. If more than 17.50% of the floor area of the Building is taken by eminent domain, then either Landlord or Tenant may terminate the Lease as of the date the

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condemning authority takes title or possession, by delivering notice to Tenant within 10 days after receipt of written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority takes title or possession). In addition, if more than 22.50% of the parking area of the Premises is taken by eminent domain, either Landlord or Tenant may terminate the Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within 10 days after receipt of written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority takes title or possession). If neither party terminates the Lease, this Lease will remain in effect as to the portion of the Premises not taken, except that the Base Rent will be reduced in proportion to the reduction in the floor area of the Building. Any condemnation award or payment will be paid to Landlord. Tenant will have no claim against Landlord or the condemning authority for the value of the unexpired lease term or otherwise; provided, however, Tenant may make a separate claim with the condemning authority for its personal property and/or moving costs so long as Landlord’s award is not reduced thereby.

ARTICLE 12: ASSIGNMENT AND SUBLETTING

12.01 Landlord’s Consent Required. Except as otherwise provided for in Section 12.02 below, Tenant will not voluntarily or by operation of law assign or transfer this Lease or sublease the Premises or Landlord Personalty or any part thereof or interest therein, or mortgage, pledge or hypothecate its leasehold interest, without Landlord’s prior written consent, which may be withheld, conditioned, or delayed in Landlord’s sole discretion. Unless Tenant is a publicly traded company, any transfer, in one or more transactions, of a controlling ownership interest in or more than a fifty percent (50.0%) ownership interest in either Tenant or Guarantor will be deemed an assignment of this Lease without Landlord’s consent. Any transfer or attempted transfer without consent will be void as to Landlord and will constitute a non-curable Event of Default (as defined below) under this Lease, without any notice from Landlord. Any Tenant request for Landlord’s consent under this Section must include the details of the proposed sublease or assignment, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Without limiting the foregoing, Tenant acknowledges that Landlord may withhold its consent to a proposed assignment or sublease in any of the following instances: (i) the assignee or sublessee is not, in Landlord’s opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease; (ii) the intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise satisfactory to Landlord; (iii) occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord or the Premises; (iv) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Premises; or (v) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Tenant will promptly furnish to Landlord copies of all transaction documentation reasonably requested by Landlord, the receipt of which will be a pre-condition to Landlord’s consent.

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12.02 Transfers to Affiliates. Notwithstanding Section 12.01, so long as Tenant is not in default under any of the provisions of this Lease, Tenant may assign its interest under this Lease or sublet the entire Premises (but not a part thereof) to an entity that (i) is wholly owned by Tenant or by Guarantor, or (ii) is majority-owned and controlled by an entity or persons which also controls and owns the majority of the ownership interests in Tenant and Guarantor (the foregoing hereinafter known as a “Tenant Affiliate”), without the prior consent of Landlord; provided that Tenant shall first give written notice to Landlord of the proposed assignment or subletting to a Tenant Affiliate (together with satisfactory evidence that the transferee is in fact a Tenant Affiliate) at least ten (10) business days prior to the effective date of such assignment or subletting, the Tenant Affiliate must operate substantially the same business as Tenant, and the Tenant Affiliate must have a net worth equal to or greater than Tenant, and in no event shall any such assignment or sublease release or relieve Tenant or Guarantor from any obligations under this Lease.

12.03 Sale of Tenant or Guarantor. Landlord will not unreasonably withhold its consent to a one-time transfer, in one transaction, of (i) a controlling ownership interest in Tenant or Guarantor or (ii) more than a fifty percent (50.0%) ownership interest in Tenant or Guarantor, as a result of a merger or a stock sale, provided that Tenant shall first give notice to Landlord of the proposed transfer at least twenty (20) business days prior to the effective date of the proposed transfer, and any Tenant request for Landlord’s consent under this Section must include the details of the proposed transfer, including the name, business and financial condition of the prospective transferee(s) and any other information Landlord deems relevant. Without limiting the foregoing, Tenant acknowledges that it would be reasonable for Landlord to withhold its consent to a proposed transfer in any of the following instances: (i) the transferee is not, in Landlord’s opinion, sufficiently creditworthy to perform the obligations such transferee will have under this Lease or the Lease Guaranty (defined in Section 15.14 below); (ii) the intended use of the Premises by the transferee is not the same as set forth in this Lease or otherwise satisfactory to Landlord; (iii) occupancy of the Premises by the transferee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord or the Premises; or (iv) the identity or business reputation of the transferee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Premises. The foregoing criteria shall not exclude any other basis for Landlord to refuse its consent to such transfer. Tenant or Guarantor will promptly furnish to Landlord copies of all transaction documentation.

12.04 No Release of Tenant. Notwithstanding any assignment or subletting or transfer of ownership interests in Tenant or Guarantor, Tenant and Guarantor will at all times remain fully responsible and primarily liable for the payment of Rent and compliance with all of Tenant’s obligations under this Lease. Consent to one transfer will not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant’s assignee or transferee defaults under this Lease, Landlord may proceed directly against Tenant or Guarantor without pursuing remedies against the assignee or transferee.

ARTICLE 13: DEFAULTS AND REMEDIES

13.01 Covenants and Conditions. Each of Tenant’s obligations under this Lease is a covenant and a condition. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

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13.02 Defaults. Each of the following constitutes an “Event of Default” under this Lease:

(a) Tenant fails to pay Rent or any other sum payable under this Lease within 5 business days after it is due; provided, however, with respect to the first such nonpayment in any calendar year, Tenant will have 5 business days after receipt of notice that Rent is due to pay such amount;

(b) Tenant fails to perform any of Tenant’s other obligations under this Lease (other than a failure to pay Rent under Section 13.02(a) or a failure resulting in a Tenant Insurance Default defined in Section 13.02(f) below) and such failure continues for a period of 10 days after notice from Landlord; provided that if more than 10 days are reasonably required to complete such performance, Tenant will not be in default if Tenant commences such performance within the 10 day period and thereafter diligently pursues its completion and completes the same within 120 days of its receipt of written notice;

(c) Tenant abandons the Premises;

(d) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets, where possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets where such seizure is not discharged within sixty (60) days; or Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(e) Any of the events described in Section 15.14 below occurs with respect to the Guarantor;

or

(f) Tenant fails to comply timely with any of its obligations under subsections (e), (f), (g) or (h) of Section 8.01, under Section 8.03 or under Section 8.04 with respect to any of the Property Insurance for Landlord (any such failure, a “Tenant Insurance Default”).

13.03 Remedies. Upon each occurrence of an Event of Default, Landlord may at any time thereafter at its election:

(a) Terminate Lease. Landlord may terminate this Lease by written notice to Tenant. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: (i) all Base Rent, all Additional Rent and all other amounts accrued hereunder to the date of such termination; (ii) the value of any free or reduced rent provided for in this Lease; (iii) the cost of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises and the Landlord Personalty into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including

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reasonable attorneys’ fees and court costs; and (iv) the excess of (x) the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease, measured from the date of such termination to the expiration date stated in this Lease, over (y) the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises and the Landlord Personalty for such period, taking into consideration the availability of acceptable tenants, the time period to secure future tenants (and the commencement of the payment of rents), and other market conditions affecting leasing. Such present values shall be calculated at a discount rate equal to the WSJ Rate (as defined below) at the date of such termination. As used herein, the term “WSJ Rate” shall mean the lowest per annum rate of interest then most recently published as a “U.S. prime rate” in the “Money Rates” column in the “Money & Investing” section of the Southwest Edition of the Wall Street Journal; provided, however, that if the Wall Street Journal shall discontinue or shall fail to regularly publish such rate in its “Money & Investing” section or an alternative section, then the term “WSJ Rate” shall mean or refer to the prevailing prime interest rate as set forth from time to time by Citibank, N.A., at its principal office in Las Vegas, Nevada, as its prime lending rate for domestic commercial loans.

(b) Terminate Right of Possession. Landlord may terminate Tenant’s right of possession of the Premises and the Landlord Personalty without terminating this Lease. If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may relet the Premises and the Landlord Personalty for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises and the Landlord Personalty as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises and the Landlord Personalty (including attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting to satisfy the Rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting, or termination of Tenant’s right of possession, without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. With respect to any reletting by Landlord, Landlord and Tenant agree that: (i) Landlord shall have the right to first lease other space owned or controlled by Landlord and located in the same vicinity as the Premises; (ii) Landlord shall not be obligated to lease the Premises for any use which is not commonly found at similar properties or for any use which, in Landlord’s reasonable opinion, would be inappropriate for the Premises; (iii) Landlord shall not be obligated to lease the Premises if the parking requirements for the proposed use exceed the parking requirements for the use provided for in the Lease; (iv) any proposed tenant or proposed use must meet all of Landlord’s leasing criteria, including, without limitation, financial strength and operating experience; and (v) Landlord shall retain for its benefit any excess rents or other amounts received pursuant to such re-letting until all amounts owed by Tenant to Landlord under this Lease have been fully paid and satisfied.

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(c) Right to Re-Enter. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re- enter the Premises by any action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

(d) Waiver. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

(e) Additional Remedies. Landlord may pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Texas.

13.04 Damages. On any termination, Landlord’s damages will include all costs and fees, including reasonable attorneys’ fees, that Landlord incurs in connection with any bankruptcy court or other court proceeding with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord’s right to possession of the Premises and the Landlord Personalty. All such damages suffered (apart from Rent payable hereunder) will constitute pecuniary damages which will be paid to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

13.05 Cumulative Remedies. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity are cumulative and will not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

13.06 Notice to Landlord. Tenant will give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any Security Document (as defined in Section 14.01) encumbering the Premises whose name and address have been furnished to Tenant. Landlord will not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within 30 days after receipt of Tenant’s notice or such longer period as may be required to diligently complete such matter. If Landlord (or such ground lessor, mortgagee or beneficiary) cannot perform any of its obligations due to events beyond its

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reasonable control, the time provided for performing such obligations will be extended by a period of time equal to the duration of such events. Events beyond Landlord’s reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty or weather conditions, and Legal Requirements.

13.07 Landlord’s Right to Cure. If Tenant defaults in the performance of any obligation under this Lease, Landlord will have the right (but is not required) to perform such obligation and, if necessary, to enter upon the Premises. All costs incurred by Landlord in connection with such performance (together with interest at the rate of 12.0% per annum but not to exceed the highest legal rate) will be deemed to be Additional Rent under this Lease and will be payable to Landlord immediately on demand. Without limiting the foregoing, upon the occurrence of a Tenant Insurance Default, Landlord will have the right (but is not required) to take either or both of the following actions: (i) obtain immediately, at Tenant’s expense, one or more policies of Landlord Insurance (under Section 8.02(a)) in replacement of one or more of the policies of the Property Insurance for Landlord that Tenant is required to provide under Section 8.01, in which event Tenant shall pay to Landlord immediately on demand, as Additional Rent, the insurance premiums and other costs incurred by Landlord for such replacement Landlord Insurance (together with interest at the rate of 12.0% per annum but not to exceed the highest legal rate), and (ii) notify Tenant that Tenant may no longer obtain the Property Insurance for Landlord under Section 8.01, in which event the Landlord Insurance Costs of the renewals for the Landlord Insurance shall be added to Tenant Costs for the estimate of monthly Additional Rent under Section 4.02. Landlord may exercise the foregoing rights without waiving any of its other rights or releasing Tenant from any of its obligations under this Lease.

13.08 Security Deposit. Upon the execution of this Lease, Tenant will deposit with Landlord the Security Deposit. Landlord may, at its option, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant, cure any other defaults of Tenant, or compensate Landlord for any loss or damage which Landlord may suffer due to Tenant’s default. If Landlord uses any part of the Security Deposit, Tenant will restore the Security Deposit to its full amount within 10 days after Landlord’s request. No interest will be paid on the Security Deposit. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit, and the Security Deposit may be commingled with other funds of Landlord. Upon expiration of the Lease Term, or earlier termination of this Lease not resulting from Tenant’s default, and after Tenant has vacated and surrendered the Premises in the manner required by this Lease, Landlord will return to Tenant any balance of the Security Deposit that is not applied pursuant to this Section within thirty (30) days after Tenant vacates the Premises.

ARTICLE 14: PROTECTION OF LENDERS AND OWNERS

14.01 Subordination. Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Land, the Building, or any part of the Premises or Landlord Personalty. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be

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subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Premises by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust, in the form customarily employed by such holder requesting the document; and the failure to do so by Tenant within such time period shall be a material default hereunder.

14.02 Attornment and Non-disturbance. If Landlord’s interest in the Premises and the Landlord Personalty is acquired by any ground lessor, beneficiary, mortgagee, or purchaser at a foreclosure sale, Tenant will attorn to the transferee of or successor to Landlord’s interest in the Premises and the Landlord Personalty and recognize such transferee or successor as successor Landlord under this Lease and Tenant waives the protection of any statute or rule of law which gives Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. As a condition to Tenant’s execution of any subordination agreement required under Section 14.01 or any attornment agreement required under this Section

14.02, Tenant may require a reasonable provision stating that Tenant’s possession of the Premises shall not be disturbed in the event of any foreclosure or exercise of mortgagee rights so long as Tenant shall continue to perform all of the covenants and conditions of this Lease.

14.03 Estoppel Certificates. Within 10 days after Landlord’s request, Tenant will execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such 10-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon (and Tenant will be estopped from denying): (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease.

14.04 Tenant’s Financial Condition. Within 10 days after request from Landlord, but not more frequently than once in a calendar year, Tenant will deliver to Landlord Tenant’s financial statements (audited, if available) for the most recent two fiscal years. Such financial statements may be delivered to Landlord’s mortgagees, lenders and investors and prospective mortgagees, lenders, purchasers and investors. Landlord shall exercise commercially reasonable efforts to

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keep all non-public financial statements confidential to Landlord and such mortgagees and lenders or prospective mortgagees, lenders, purchasers and investors, and their respective attorneys, accountants and representatives, and Landlord will use them only in connection with the Premises and this Lease.

14.05 Landlord’s Liability. No owner of the Premises shall be liable under this Lease except for breaches of Landlord’s obligations occurring while owner of the Premises. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. The terms of this Section 14.05 shall also apply in the event the holder of any ground lease, deed of trust or mortgage encumbering the Premises, or any purchaser or transferee pursuant to the foreclosure or transfer of the Premises under any such instrument becomes the Landlord.

ARTICLE 15: MISCELLANEOUS PROVISIONS

15.01 Landlord’s Consent. Tenant will pay Landlord its reasonable fees and expenses incurred in connection with any act by Tenant which requires Landlord’s consent or approval under this Lease, not to exceed $1,500 per each consent or approval request.

15.02 Interpretation. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular. The masculine, feminine and neuter genders each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” includes Tenant, any others using or occupying the Premises or any portion thereof with Tenant’s express or implied permission, and their respective agents, employees, contractors, invitees and guests. This Lease does not, and nothing contained herein, will create a partnership or other joint venture between Landlord and Tenant. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable will not invalidate the remainder of such provision, which will remain in full force and effect.

15.03 Incorporation of Prior Agreements; - Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and the Landlord Personalty. All amendments to this Lease must be in writing and signed by all parties. Any other attempted amendment will be void.

15.04 Notices. All notices, requests and other communications required or permitted under this Lease will be in writing and personally delivered, sent by electronic mail, sent by a national overnight delivery service which maintains delivery records, or sent by certified mail, return receipt requested via the United States Postal Service. Notices will be delivered to Tenant’s Notice Address or to Landlord’s Notice Address, as appropriate. All notices personally delivered or sent by national overnight delivery service will be effective upon delivery (or refusal to accept delivery), those sent by certified mail, return receipt requested will be deemed effective on the earlier of actual receipt by the intended recipient or three (3) business days after such notice is deposited by the sender in the United States mail with the required postage affixed, and those

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sent by electronic mail shall be effective upon delivery provided that the sender retains a computer generated record confirming the addressee’s receipt of such notice. Either party may change its notice address upon ten (10) days prior written notice to the other party given in accordance with the terms of this Section.

15.05 Waivers. Any waiver, to be effective, must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of Rent is not a waiver and will not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check will be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

15.06 Memorandum of Lease. Neither party hereto will record this Lease or any memorandum thereof without the prior written consent of the other party.

15.07 Binding Effect; Choice of Law; Wavier of Jury Trial; Venue. This Lease will bind any party who legally acquires any rights or interest in this Lease from Landlord or Tenant, provided that Landlord will have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the State of Texas govern this Lease. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY(IES) AGAINST ANY OTHER PARTY(IES) ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR THE RELATIONSHIP OF THE PARTIES HEREUNDER. The parties hereby agree that the sole and exclusive venue for any suit or claim arising from or related to this Lease shall be Bexar County, Texas.

15.08 Execution of Lease. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts will constitute a single binding instrument. Landlord’s delivery of this Lease to Tenant is not to be deemed to be an offer to lease and will not be binding upon either party until executed and delivered by both parties.

15.09 Survival. Unless otherwise expressly provided in this Lease, all representations and warranties of Landlord and Tenant, Tenant’s indemnity under Sections 2.05 and 8.06, the provisions of Article 10, the indemnification provisions of Section 15.10, and all obligations of Tenant to pay Additional Rent hereunder, shall survive the termination of this Lease.

15.10 No Brokers. Both Tenant and Landlord acknowledge that no Brokers are involved in this transaction in any way. No fees of any type are due to any Broker as a result of the consummation of this Lease. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any claim by any third party claiming by, through, or under Tenant, including claims by Tenant Broker for brokerage, commission, finders or other fees arising from this Lease, and any court costs, reasonable attorneys’ fees or other costs or expenses arising therefrom. The provisions of this Section and the indemnities contained herein shall survive the expiration or earlier termination of the Lease.

15.11 Attorney Costs. In any enforcement proceeding brought by either party with respect to this Lease, the non-prevailing party will pay to the prevailing party in such proceeding all costs, including reasonable attorneys’ fees and court costs, incurred by such other party with respect to said proceeding and any appeals therefrom.

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15.12 Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

15.13 No Purchase Option. The Tenant has not negotiated any option to purchase the Premises or the Landlord Personalty. The Landlord explicitly makes no representation as to the possibility or price of any such desire by the Tenant to purchase the Premises or the Landlord Personalty at any time during the term of this Lease or thereafter.

15.14 Lease Guaranty. In consideration of Landlord’s leasing the Premises and the Landlord Personalty to Tenant, Tenant shall contemporaneously deliver to Landlord a Guaranty of Lease (the “Lease Guaranty”) in the form attached hereto as Exhibit H executed by Global Controls & Instrumentation, LLC (“Guarantor”). Tenant acknowledges that but for the Lease Guaranty, Landlord would not have entered into this Lease with Tenant. In addition to those events listed in Section 13.02 above, it shall be an Event of Default under this Lease if any of the following shall occur: (i) the making by Guarantor of any general assignment for the benefit of creditors, the filing by or against Guarantor of a petition to have Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Guarantor, the same is dismissed within sixty (60) days); (ii) the appointment of a trustee or receiver to take possession of substantially all of Guarantor’s assets, where possession is not restored to Guarantor within sixty (60) days; (iii) the attachment, execution or other judicial seizure of substantially all of Guarantor’s assets where such seizure is not discharged within sixty (60) days; or (iv) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution. The obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and Guarantor.

15.15 Knowledge. All references in the Lease to “Landlord’s Knowledge”, “the knowledge of Landlord”, or whether Landlord is “aware” (i) shall refer solely to the current actual knowledge (as opposed to constructive, deemed or imputed knowledge) of David Roznovsky as the duly authorized agent of Landlord, (ii) shall not impose upon the foregoing individual or Landlord any duty to investigate the matter to which the actual knowledge, or the absence thereof, pertains, and (iii) shall not impose any personal liability upon such person for the inaccuracy of such representation or warranty.

15.16 Additional Provisions. The exhibits and riders, if any, attached hereto, are incorporated herein by reference.

(SIGNATURES ON NEXT PAGES)

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LANDLORD’S AND TENANT’S SIGNATURE PAGE TO INDUSTRIAL LEASE

IN WITNESS WHEREOF, this Industrial Lease has been executed by the duly authorized representatives of Landlord and Tenant on the respective dates set forth below, to be effective for all purposes, however, as of the Effective Date as set forth above.

LANDLORD:

GOLD TOOTH DEVELOPMENT, LLC, a Texas limited liability company

By:	/s/ Kennon Guglielmo

Name:	Kennon Guglielmo
Title:	Manager

Date:	7-24-2014

TENANT:

ENOVATION CONTROLS, LLC, an Oklahoma limited liability company

By:	/s/ Dennis Bunday
Name:	Dennis Bunday
Title:	CFO

Date:	7/24/14

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GUARANTOR’S SIGNATURE PAGE TO INDUSTRIAL LEASE

Guarantor hereby executes this Industrial Lease to acknowledge that it has reviewed the terms and conditions hereof and to evidence its agreement to execute and deliver to Landlord contemporaneously herewith that certain Guaranty of Lease attached hereto as Exhibit H and incorporated herein by reference.

GUARANTOR:

ENOVATION CONTROLS, LLC (p/k/a GLOBAL CONTROLS & INSTRUMENTATION, LLC), an Oklahoma limited liability company

By:	/s/ Dennis Bunday

Name:	Dennis Bunday
Title:	CFO

Date Signed:	7/24/14

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EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

Tract 1:

Lot 9, Block 1, New City Block 14876, FARINON SUBDIVISION, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9567, Pages 85-87, Deed and Plat Records of Bexar County, Texas.

Tract 2:

13.696 acres of land in New City Block (N.C.B.) 14876, San Antonio, Bexar County, Texas, being the same tract shown as a Variable Width Drainage Right-of-Way on the subdivision plat of TECHNOLOGY PARK UNIT-1 and recorded in Volume 9000, Page 80-82, Deed and Plat Records, Bexar County, Texas, and more particularly described by metes and bounds on Exhibit A-1 attached hereto and incorporated herein for all purposes.

[EXHIBIT A-1 (Legal Description of 13.696 Acres) to follow]

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EXHIBIT A-1

(Legal Description of 13.696 Acres)

13.696 acres of land in New City Block (N.C.B.) 14876, San Antonio, Bexar County, Texas, being the same tract shown as a Variable Width Drainage Right-of-Way on the subdivision plat of Technology Park-Unit 1, and recorded in Volume 9000, Pages 80 82, Deed and Plat Records, Bexar County, Texas, and more particularly described by metes and bounds as follows:

BEGINNING at a  1⁄2" rebar found on the south right-of-way line of De Zavala Road (R.O.W.-86) at the northeast corner of De Zavala Business Park Subdivision, recorded in Volume 9508, Pages 108 110, Deed and Plat Records, Bexar County, Texas, for the northwest corner of said Technology Park Unit-1 and this parcel;

THENCE N.89º59'40"E., with the common line of the De Zavala Road right-of-way and said Technology Park Unit-1, a distance of 1083.02 feet to a  1⁄2" rebar found at the northwest corner of Lot 1, Block 1, said Technology Park Unit-1, for the northeast corner of this parcel;

THENCE with the northwest line of said Lot 1, the following courses:

S.32º01'56"W., a distance of 230.78 feet to a  1⁄2" rebar with a Castella & Assoc. plastic cap found for an angle point;

S.58º22'00"W., a distance of 712.58 feet to a  1⁄2" rebar found for an angle point;

S.11º13'08"W., a distance of 602.11 feet to a  1⁄2" rebar found for an angle point;

S.31º38'46"W., passing at 270.50 feet, a  1⁄2" rebar found at the common corner of 9.357 acre tract, being a remaining portion of a 145.741 acre tract of land described in Volume 2028, Page 693, Official Public Records of Real Property, Bexar County, Texas, and said Lot 1, and continuing with the northwest line of said 9.357 acre tract, a total distance of 338.45 feet to a  1⁄2" rebar found on the east line of the aforementioned De Zavala Business Park Subdivision for the south corner of this parcel;

THENCE in a northerly direction coincident with said east line the following courses:

N.02º26'35"W., a distance of 123.48 feet to a  1⁄2" rebar found for an angle point;

N.38º17'50"E., a distance of 147.39 feet to a  1⁄2" rebar found for an angle point;

N.01º17'19"W., a distance of 130.94 feet to a 1/2" rebar found for an angle point;

N.47º04'11"W., a distance of 138.85 feet to a 1/2" rebar with a Castella & Assoc. plastic cap set for an angle point;

N.02º22'03"W., a distance of 984.32 feet to the POINT OF BEGINNING and containing 13.696 acres of land more or less.

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EXHIBIT B

SURVEY OR SITE PLAN DEPICTING THE PREMISES

[See Attached]

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EXHIBIT C

SCHEDULE OF BASE RENT

Month 1 (July 24, 2014 – August 31, 2014) (8 days + August):	$76,931/39-days

Months 2-6 (September 1, 2014 – January 31, 2015):	$60,000/month

Months 7-18 (February 1, 2015 – January 31, 2016):	$70,000/month

Months 19-30 (February 1, 2016 – January 31, 2017):	$80,000/month

Months 31-42 (February 1, 2017 – January 31, 2018):	$90,000/month

Months 43-54 (February 1, 2018 – January 31, 2019):	$95,000/month

Months 55-66 (February 1, 2019 – January 31, 2020):	$100,000/month

Months 67-78 (February 1, 2020 – January 31, 2021):	$105,000/month

Months 79-90 (February 1, 2021 – January 31, 2022):	$108,000/month

Months 91-102 (February 1, 2022 – January 31, 2023):	$111,000/month

Months 103-114 (February 1, 2023 – January 31, 2024):	$114,000/month

Months 115-126 (February 1, 2024 – January 31, 2025):	$117,000/month

Months 127-138 (February 1, 2025 – January 31, 2026):	$120,000/month

Months 139-150 (February 1, 2026 – January 31, 2027):	$123,000/month

Months 151-162 (February 1, 2027 – January 31, 2028):	$126,000/month

Months 163-174 (February 1, 2028 – January 31, 2029):	$129,000/month

Months 175-186 (February 1, 2029 – January 31, 2030):	$132,000/month

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EXHIBIT D

LANDLORD PERSONALTY

[See Attached]

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EXHIBIT E

RULES AND REGULATIONS

1.	Without Landlord’s prior written consent, which will not be unreasonably withheld, Tenant will not place any signs on the Building or on the Premises that are visible from the public street or to adjacent property owners. All signage must comply with the Property Agreements (as defined in Section 7.05 above) and with all applicable laws, codes and regulations, including, without limitation, zoning and building codes. No advertisements, pictures or signs of any sort may be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition includes any portable signs or vehicles placed within the parking lot, sidewalk or driveways, or on streets adjacent thereto for the purpose of advertising or display. Landlord has the right to remove any such unapproved item without notice and at Tenant’s expense.

2.	Without the prior written consent of Landlord, Tenant may not use any method of heating or air-conditioning other than the HVAC units installed within the Building, nor cause any substantial changes to the utilities brought in to the Premises.

3.	All window coverings and window films or coatings installed by Tenant and visible from outside of the Building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections may be attached to the outside walls of the Building.

4.	Tenant may not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant may not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental permits and approvals.

5.	Tenant may not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

6.	Tenant may not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

7.	Storage of propane tanks, whether interior or exterior, will be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, will be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant will protect electrical panels and building mechanical equipment from damage from forklift trucks.

8.	No person may go on the roof of the Premises without Landlord’s permission, except to perform Tenant’s obligations under this Lease.

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9.	Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to cause harm to the Building will be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant will cease using any such machinery which causes objectionable noise and vibration which can not be sufficiently mitigated.

10.	All goods, including material used to store goods, delivered to the Premises will be immediately moved into the Building and will not be left in parking or exterior loading areas overnight.

11.	Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the Premises or on streets adjacent to the Premises.

12.	Tenant will be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse will be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant’s expense and without further notice, any trash or refuse left elsewhere outside of the Building or the Premises.

13.	Tenant may not store or permit the storage or placement of goods or merchandise in or around the parking areas surrounding the Premises, nor any displays or sales of merchandise outside of the Building.

14.	Tenant will appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual “Red Tag Alert” system including weekly visual inspection of all sprinkler system valves on or within the Premises. Tenant will provide Landlord access to fire protection and any related communications equipment in the Premises at all times.

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EXHIBIT F

NO OPTION TO PURCHASE

The Tenant has not negotiated any option to purchase the Premises or the Landlord Personalty. The Landlord explicitly makes no representation as to the possibility or price of any such desire by the Tenant to purchase the Premises or the Landlord Personalty at any time during the term of this Lease or thereafter.

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EXHIBIT G

THIRD PARTY REPORTS

1.	Survey prepared by Butz Land Surveying dated June 4, 2010, covering Tract 1

2.	Survey prepared by M.D.S. Land Surveying Co., Inc. dated June 9, 2010, covering Tract 2

3.	Phase I Environmental Site Assessment dated May 2010 and prepared by Raba-Kistner Consultants, Inc. as Project No. ASF10-083-00

4.	Property Condition Report dated June 10, 2010 and prepared by Terracon Consultants, Inc. as Project No. FB108523

5.	Association Estoppel Certificate dated May 26, 2010 from the Technology Park Association Inc., to Whataburger Real Estate LP

6.	Easement Estoppel Certificate dated May 14, 2010 from Southwest Business Corporation to Whataburger Real Estate LP

7.	Reciprocal Easement Estoppel Certificate dated May 14, 2010, from Southwest Business Corporation to Whataburger Real Estate LP

8.	Commitment for Title Insurance issued July 10, 2014 (“Commitment”) by Chicago Title Insurance Company, GF # 4311014749, covering the Premises

9.	Copies of recorded documents listed in Schedule B of the Commitment as Item 1 and Items 13 through 36

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EXHIBIT H

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (“Guaranty”) is made as of July 24, 2014, by ENOVATION CONTROLS, LLC (p/k/a GLOBAL CONTROLS & INSTRUMENTATION, LLC), an Oklahoma limited liability company (“Guarantor”), to GOLD TOOTH DEVELOPMENT, LLC, a Texas limited liability company (“Landlord”), with reference to the following facts:

(a) Concurrently herewith, Enovation Controls, LLC, an Oklahoma limited liability company (“Tenant”), is entering into an Industrial Lease with Landlord, as landlord (as may be amended from time to time, the “Lease”), for certain premises described therein, including the land and building located at 5757 Farinon Drive, San Antonio, Bexar County, Texas, as more particularly described in the Lease.

(b) Landlord has required that Guarantor guaranty the full and complete performance of the obligations of Tenant under the Lease, and Guarantor has agreed to guaranty the performance of Tenant under the Lease on the terms set forth herein.

NOW, THEREFORE, in consideration of the execution of the Lease by Landlord and for other valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby agrees as follows:

1. GUARANTY. Guarantor hereby unconditionally guarantees and promises on demand to pay and to perform the following (collectively, the “Tenant’s Obligations”):

a. to pay to Landlord in lawful money of the United States all rents and other sums, including, but not be limited to, all debts, liabilities, and charges, liquidated or unliquidated, due or to become due to Landlord under the Lease, in the amounts, at the times, and in the manner set forth in the Lease;

b. to perform, at the time and in the manner set forth in the Lease, all of the terms, covenants and conditions therein required to be kept, observed, or performed by Tenant;

c. to pay to Landlord in lawful money of the United States all rents and other sums, including, but not be limited to, all debts, liabilities, and charges, liquidated or unliquidated, due or to become due to Landlord under all bills of sale, evidences of indebtedness, contracts, or any other instruments or security to which Landlord and Tenant are parties, if any, or in which obligations run from Tenant to Landlord, or which are delivered to Landlord in connection with the leasing transaction or transactions contemplated by the Lease (all of which bills of sale, evidences of indebtedness, contracts, other instruments, and security are hereinafter collectively called “Other Agreements”), in the amounts, at the times, and in the manner set forth in the Other Agreements; and

d. to perform, at the times and in the manner set forth in the Other Agreements, all of the terms, covenants and conditions therein required to be kept, observed, or performed by Tenant.

This Guaranty is a guaranty of payment and performance of the Tenant’s Obligations, and not of collectability. Guarantor hereby agrees to indemnify, defend and hold Landlord and its employees,

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officers and agents harmless from any and all liabilities, losses, damages, costs and expenses (including but not limited to reasonable attorneys’ fees) incurred by Landlord, by reason of a breach or default under the Lease by Tenant.

2. PAYMENT AND PERFORMANCE OF LEASE OBLIGATIONS. Guarantor shall pay and perform all of the Tenant’s Obligations, notwithstanding that the Lease or any of the Other Agreements shall be void or voidable as against Tenant or any of Tenant’s creditors, including a trustee in bankruptcy of Tenant, by reason of any fact or circumstance including, without limiting the generality of the foregoing, failure by any person to file any document or to take any other action to make the Lease or any of the Other Agreements enforceable in accordance with their terms. Guarantor hereby waives any right it may have to claim that the underlying obligations of Tenant under the Lease are unenforceable.

3. TERM. This Guaranty is a continuing guaranty and shall terminate only on the ninety- fifth (95th) day following the full payment and performance of all of the Tenant’s Obligations, except as to any obligations of Guarantor under Section 6 which may continue past such ninety-fifth (95th) day according to Section 6.

4. AUTHORIZATION. By execution of this Guaranty, Guarantor authorizes Landlord, without Guarantor’s prior or subsequent consent, and without affecting Guarantor’s liability hereunder, from time to time to:

a. change the amount, time, or manner of payment of rent or other sums due under the Lease and Other Agreements;

b. extend, accelerate or otherwise change any of the terms, covenants, conditions, or provisions of the Lease and Other Agreements;

c. amend, modify, change, extend, renew, or supplement the Lease and Other Agreements;

d. assign Landlord’s interest in the Lease and Other Agreements or the rents and other sums payable under the Lease and Other Agreements;

e. consent to Tenant’s assignment of the Lease and Other Agreements or to the sublease of all, or any portion, of the premises covered by the Lease;

f. take and hold security for the payment of this Guaranty or the performance of the Lease and Other Agreements, and exchange, enforce, waive, and release any such security; and

g. apply such security and direct the order or manner of sale thereof as Landlord in its discretion may determine.

5. NO RELEASE. Guarantor shall not be released from its liability under this Guaranty by any act or event which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Landlord or its failure to proceed promptly or otherwise as against Tenant or Guarantor, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of Guarantor as against Tenant, or by reason of any further dealings between Tenant and Landlord, whether relating to the Lease or otherwise, and Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing; it being the purpose and intent of this Guaranty that the obligations of Guarantor hereunder are absolute and unconditional under any and all circumstances.

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6. BANKRUPTCY EVENTS; PREFERENTIAL PAYMENTS. Guarantor agrees that in the event of institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, and if in any such proceedings the Lease shall be terminated or rejected, or the obligations of the Tenant thereunder shall be modified, the Guarantor agrees that it will continue to pay and perform all of the Tenant’s Obligations. If, in connection with any of the circumstances referred to in this Section 6, Landlord should request that Guarantor execute a new lease for the balance of the Lease term (unaffected by any “rejection” and/or “termination” in any of such proceedings), but in all other respects identical with the Lease, Guarantor shall do so as the named tenant under such new lease (irrespective of the fact that the Lease may have been “rejected” or “terminated” in connection with any of the proceedings referred to in this Section 6). Should Guarantor fail or refuse to execute such a new lease, without limiting any of the legal or equitable remedies available to Landlord on account of such failure or refusal, Guarantor acknowledges and agrees that Landlord may seek specific performance of the covenant of Guarantor contained in this Section 6 to execute such a new lease. Guarantor’s obligation to make payments in accordance with the terms of this Guaranty shall not be impaired, modified, released or limited in any manner whatsoever by any impairment, modification, release or limitation of the liability of the Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the Bankruptcy Code or other statute, or from the decision of any court. Guarantor further agrees that to the extent Tenant or Guarantor makes any payment to Landlord in connection with the Tenant’s Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Landlord or paid over to a trustee, receiver or any other entity, whether under any bankruptcy law or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Landlord, the Tenant’s Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

7. ASSIGNMENT. Landlord may, without notice, and without Guarantor’s consent, assign this Guaranty in whole or in part in conjunction with an assignment of Landlord’s interest in the Lease. Guarantor shall not assign this Guaranty without the prior written consent of Landlord (which consent may be withheld, conditioned or delayed at Landlord’s sole discretion) and no assignment of this Guaranty shall waive or release any obligation of Guarantor hereunder.

8. WAIVER OF DEFENSES. If Tenant does not pay any sum when due under the Lease or the Other Agreements or perform any other obligation Tenant is obligated to perform pursuant to the terms of the Lease or the Other Agreements, Landlord, in its sole discretion, may proceed directly against Guarantor under this Guaranty without first proceeding against Tenant or exhausting any of its rights or remedies against Tenant. Guarantor waives and relinquishes all rights, remedies and defenses accorded by applicable law to guarantors and agrees not to assert or take advantage of any such rights, remedies or defenses including, but not limited to:

a. any right to require Landlord to (i) proceed against Tenant or any person, proceed against or exhaust any security held from Tenant, or pursue any other remedy in Landlord’s power before proceeding against Guarantor, or (ii) notify Guarantor of any default by Tenant in the payment of any rent or other sums which the Lease or Other Agreements requires Tenant to pay or in the performance of any term, covenant, or condition therein required to be kept, observed, or performed by Tenant;

b. any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation from any cause whatsoever of the liability of Tenant, excepting only a termination of Tenant’s obligations under the Lease and Other Agreements with Landlord’s prior written consent;

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c. any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons;

d. any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

e. any right to plead that Guarantor is the alter ego of Tenant as a defense to Guarantor’s liability hereunder or the enforcement of this Guaranty;

f. any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any obligations hereby guaranteed;

g. any defense arising because of Landlord’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; and

h. any rights Guarantor may now or hereafter have under Section 17.001 of the Texas Civil Practice and Remedies Code, Texas Rule of Civil Procedure 31 and Chapter 34 of the Texas Business and Commerce Code.

Without limiting the generality of the foregoing or any other provisions hereof, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under Texas or federal law, to the extent such waiver is allowable under Texas or federal law. Notwithstanding the foregoing, if and to the extent that Landlord defaults in its obligations to Tenant under the Lease, Guarantor does not waive, and Guarantor may assert as a defense to Guarantor’s obligations under this Guaranty, the defense under the Lease that the Tenant would be able to assert against Landlord with respect to performance of the Tenant’s Obligations under the Lease, if and to the limited extent that such defense arises solely and directly from such Landlord default.

9. WAIVER OF SUBROGATION.

a. Notwithstanding any other provision of this Guaranty to the contrary, until the obligations of Tenant under the Lease are fully performed and paid, Guarantor hereby postpones it rights to enforce any claims or other rights which Guarantor may now have or hereafter acquire against Tenant or any other guarantor of all or any of Tenant’s Obligations, which claims or other rights arise from the existence or performance of Guarantor’s obligations under this Guaranty or the Lease (all such claims and rights are referred to as “Guarantor’s Conditional Rights”), including, without limitation, any right of subrogation, any right of surety, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Landlord against Tenant or any collateral which Landlord now has or hereafter acquires, including without limitation, the right to take or receive from Tenant payment or security in any form whatsoever on account of such claim or other rights. If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of any Guarantor’s Conditional Rights and either (i) such amount is paid to Guarantor at any time when Tenant’s Obligations shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Tenant to Landlord is at any time determined to be a Preferential Payment, then such

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amount paid to Guarantor shall be held in trust for the benefit of Landlord and shall forthwith be paid to Landlord upon written request of Landlord, to be credited and applied upon Tenant’s Obligations then owing to Landlord, in such order as Landlord, in its sole and absolute discretion, shall determine. In addition, Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, and notices of acceptance of this Guaranty, and all diligence in collection or in protection of any security.

b. To the extent that any of the provisions of Section 9.a above shall not be enforceable, Guarantor agrees that until such time as Tenant’s Obligations have been paid and performed in full and the period of time has expired during which any payment made by Tenant or Guarantor to Landlord may be determined to be a Preferential Payment, Guarantor’s Conditional Rights to the extent not validly postponed shall be subordinate to Landlord’s right to full payment and performance of Tenant’s Obligations, and Guarantor shall not enforce Guarantor’s Conditional Rights during such period.

10. JUDGMENTS. Guarantor agrees that any and all judgments resulting from the liabilities, obligations and duties (including, but not limited to, payment of rent) imposed upon the Tenant under the terms of the Lease shall be binding upon Guarantor.

11. FAILURE TO ACT OR DELAY; CUMULATIVE REMEDIES. No failure or delay on Landlord’s part in exercising any power, right or privilege against Tenant or Guarantor shall impair or be construed as a waiver of any such power, right or privilege. All remedies of Landlord against Tenant and Guarantor are cumulative.

12. JOINT LIABILITY. Each party now or hereafter constituting the Guarantor shall be jointly and severally liable for all the obligations of Guarantor hereunder. The obligations of Tenant and Guarantor shall be joint and several and Landlord may enforce this Guaranty against any one or more of Tenant and Guarantor without the joinder of Tenant or Guarantor (hereunder or otherwise). Guarantor represents and warrants to Landlord that Guarantor has the power, capacity and authority to execute and deliver this Guaranty and to perform its obligations pursuant to this Guaranty.

13. AUTHORITY. If Guarantor is a corporation, partnership, or limited liability company, each person signing this Guaranty on behalf of Guarantor represents to Landlord that such person is authorized to execute this Guaranty without the necessity of obtaining any other signature of any other officer, partner, manager or member, that the execution of this Guaranty has been authorized by the board of directors of the corporation, the partners of the partnership, or the members or managers of the limited liability company, as the case may be, that the corporation, partnership, or limited liability company is duly organized and in existence, that the corporation, partnership, or limited liability company has the full right, authority and power to enter into this Guaranty and to perform its obligations hereunder, and that this Guaranty is fully binding on the undersigned Guarantor and has been determined by the board of directors of the corporation, the partners of the partnership, or the members or managers of the limited liability company, as the case may be, to reasonably be expected to benefit such corporation, partnership, or limited liability company.

14. KNOWLEDGE. Guarantor hereby represents and warrants to Landlord that Guarantor has had the opportunity to review the matters discussed and contemplated by the Lease and the Other Agreements, including the remedies Landlord may pursue against Tenant in the event of a default under the Lease and the Other Agreements, and Tenant’s financial condition and ability to perform under the Lease and the Other Agreements. Guarantor agrees to keep itself fully informed on all aspects of Tenant’s financial condition and the performance of Tenant’s obligations to Landlord and acknowledges and agrees that Landlord has no duty to disclose to Guarantor any information pertaining to Tenant.

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15. RELIANCE. Guarantor acknowledges that Landlord is relying upon Guarantor’s covenants herein in entering into the Lease with Tenant, and Guarantor undertakes to perform its obligations hereunder promptly and in good faith. Guarantor further acknowledges that Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty of Lease, Landlord’s agreement to enter into the Lease is of economic benefit to Guarantor, and Guarantor has a direct or indirect ownership interest in Tenant. Guarantor agrees to provide to Landlord, within fifteen (15) days of written request (which Landlord agrees to limit to once every calendar year if Guarantor has provided the information previously requested for that year), current financial statements for Guarantor or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor’s statement.

16. ADDITIONAL GUARANTIES. Landlord, at Landlord’s sole option and discretion, may execute other agreements similar to this Guaranty with other parties with respect to the Lease. This Guaranty shall be cumulative of any such agreements and the liabilities and obligations of the Guarantor under this Guaranty shall not be affected or diminished by reason of any such other agreements.

17. ATTORNEYS’ FEES. Guarantor shall pay reasonable attorney’s fees and all other costs and expenses which may be incurred by Landlord in the enforcement of this Guaranty.

18. INDEPENDENT OBLIGATIONS. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant. A separate action or actions may be brought and prosecuted against Guarantor, whether or not an action is brought against Tenant or any other guarantor or whether Tenant or any other guarantor is joined in any such action or actions.

19. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of Landlord, its successors and assigns, and shall be binding on the heirs, successors and assigns of Guarantor. The term “Tenant” as used herein shall mean Tenant and Tenant’s successors in interest and assigns.

20. CHOICE OF LAW; VENUE. This Guaranty shall be governed by and interpreted according to the laws of the State of Texas. In any action brought under or arising out of this Guaranty, Guarantor hereby consents to the jurisdiction of any competent court within Bexar County, Texas, and consents to service of process by any means authorized by Texas law. Guarantor hereby appoints Tenant as its lawful agent authorized to receive service of process on behalf of Guarantor.

21. SEVERABILITY. If any provision or portion of this Guaranty is declared or found by a court of competent jurisdiction to be unenforceable or null and void, such provision or portion thereof shall be deemed stricken and severed from this Guaranty, and the remaining provisions and portions thereof shall continue in full force and effect.

22. NOTICES. All notices, statements, reports or other communications required or permitted hereunder (individually, a “Notice”) shall be in writing and shall be given to such party at its address set forth below (or such address as such party may hereafter specify in writing for notice purposes), by electronic mail, by personal delivery or courier, or by certified or registered mail, deposited with the United States mail with first-class postage prepaid and with return receipt requested. Each Notice shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by certified or registered mail, return receipt requested, deposited with the United States mail with first-class postage prepaid, the earlier of actual receipt or three (3) business days after such Notice is deposited with the United States mail, whether or not received, (c) if given by overnight courier with courier charges prepaid, twenty-four (24) hours after delivery to said overnight courier, and (d) if sent by electronic mail, upon delivery, provided that the sender retains a computer generated record confirming the addressee’s receipt of such notice.

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If to Landlord:

Gold Tooth Development, LLC

235 Primrose Place

San Antonio, Texas 78209

Email: kgug@econtrols.com

Attn: Kennon Guglielmo, Manager

If to Guarantor:

Enovation Controls, LLC,

5311 S 122nd East Ave

Tulsa, OK 74146

Email: dcrowell@fwmurphy.com

Attn: Dave Crowell

23. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement between Landlord and Guarantor and may be amended, modified or revoked only by an instrument in writing signed by both Landlord and Guarantor. Landlord and Guarantor agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to this Guaranty are merged into and revoked by this instrument and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Landlord unless expressly stated herein.

24. WAVIER OF JURY TRIAL. GUARANTOR AND LANDLORD WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY, THE LEASE, OR THE RELATIONSHIP OF THE PARTIES HEREUNDER OR UNDER THE LEASE.

25. REVIEW OF GUARANTY. GUARANTOR HEREBY ACKNOWLEDGES THAT GUARANTOR HAS BEEN AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF GUARANTOR’S CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO GUARANTY OF LEASE

IN WITNESS WHEREOF, the undersigned has duly executed this Guaranty as of July 24, 2014.

GUARANTOR:

ENOVATION CONTROLS, LLC, an Oklahoma limited liability company

By:	/s/ Patrick W. Cavanagh
Name:	Patrick W. Cavanagh
Title:	President & CEO

Date Signed:	7/25/2014

STATE OF OKLAHOMA

COUNTY OF TULSA

On             July 25th            , 2014, before me,                     Margaret Watkins                        , a Notary Public in and for said County and State, personally appeared                     Patrick Cavanagh                                    , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

                    [Notary Stamp]

/s/ Margaret Watkins
Signature of Notary

[SEAL]

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EXHIBIT I

ROOF RESTRICTIONS

(a) Landlord shall have exclusive control of and the right to use all of the roof of the Building and all parts of the roof (the “Roof”) for any purpose, including but not limited to erecting telecommunications and other equipment or structures on or over all or any part of the same. Except as expressly provided for herein, Tenant shall have no right to access the Roof, to use the Roof, or to install on the Roof any telecommunications or other equipment or structures, or to cause any alterations to the Roof, and there shall be no access, penetrations, additions, or modifications to the Roof or installation of telecommunications or other equipment or structures on the Roof by Tenant or its contractors, without (in each case) the prior written consent of Landlord, which may be withheld, delayed, or conditioned in Landlord’s sole discretion.

(b) The following requirements shall apply to any and all penetrations, additions, or modifications to the Roof authorized in writing by Landlord (“Authorized Roof Improvements”):

(i) All Authorized Roof Improvements shall be conducted, installed, and maintained at Tenant’s sole cost and expense and shall be performed by contractors acceptable to Landlord and to the issuer of any warranty on the Roof, and shall be performed in accordance with the procedures required by such issuer so as not to void such warranty, and shall be performed and installed in such a manner and location as to not interfere with Landlord’s use of the Roof or other equipment or facilities on, or functions performed from, the Roof (for example, repairs);

(ii) Tenant shall not be separately charged for access to the Roof or for the space on the Roof occupied by any Authorized Roof Improvements;

(iii) In connection with the installation of any Authorized Roof Improvements, Tenant shall also install, at Tenant’s sole expense, waterproofing materials around any penetrations of the Roof which are made during the installation, maintenance, repair, replacement or removal of any Authorized Roof Improvements and shall provide waterproofing certification so that Landlord is assured that such penetrations do not void, limit or reduce any roof warranty in effect from time to time, copies of which roof warranties Landlord will provide to Tenant upon written request (Tenant hereby acknowledging that it has received from Landlord a copy of the current roof warranty);

(iv) In no event will Tenant install any Authorized Roof Improvements or place any other equipment or materials on the Roof if the weight thereof (together with the weight of any such items previously installed or placed thereon) would exceed the weight-load capacity of the Roof; and

(v) Tenant shall have the right to access the Roof from time to time during regular business hours and upon not less than two (2) Business Days written notice to Landlord, to perform any such installations and maintenance of Authorized Roof Improvements, provided that no

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Authorized Roof Improvements and no authorized access to the Roof shall occur without a designated representative of Landlord present to observe, inspect and/or supervise the installation thereof. If, in order to maintain the warranty on the Roof, a representative of the issuer of the warranty on the Roof must be present to observe, inspect, or supervise the installation of any Authorized Roof Improvements, Tenant shall reimburse Landlord for the actual cost incurred by Landlord for such representative to be present for such purposes. Landlord shall use reasonable efforts to provide reasonably prompt accompanied access to the Roof in the case of emergencies.

(c) Tenant hereby agrees to protect, indemnify and hold Landlord harmless from and against any and all liabilities, claims and expenses (including reasonable attorneys’ fees) that Landlord incurs for Roof repairs, if any, necessitated as a result of Tenant’s failure to comply with its obligations under this Lease and/or to the extent the warranty of the Roof in effect from time to time is voided, limited or reduced as a result of Tenant’s use of the Roof.

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EXHIBIT J

WORK LETTER EXHIBIT

This Exhibit “J” (the “Work Letter”) describes and specifies the rights of Landlord and the obligations of Tenant with respect to the design, construction and payment for the completion of the Tenant Work (as defined in Section 2.4 below) within the Building. Any capitalized terms not otherwise defined in this Work Letter shall have the same meaning as contained in the Lease.

ARTICLE 1

TENANT’S ACCEPTANCE OF PREMISES “AS IS”

1.1 Delivery and Acceptance of the Premises. Tenant accepts the Premises in their “AS IS” condition on the Effective Date, subject only to those representations and warranties of Landlord specifically contained in the Lease. Landlord shall have no obligation to install or make any improvements to the Premises.

1.2 Initial Improvements. As used in the Lease and this Work Letter, “Initial Improvements” shall mean those improvements to be made by Tenant within the Building according to the Final Plans (as hereinafter defined) approved by Landlord for those improvements.

ARTICLE 2

INITIAL IMPROVEMENTS

2.1 Approval of Design Professionals. The architect selected by Tenant to design the Initial Improvements (“Tenant Architect”) shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld. Landlord hereby approves MJD II Architects, Inc., Shawn Kaarlsen & Associates Architects, and Sprinkle Robey Architects as a Tenant Architect. Upon request of Landlord from time to time, Tenant shall promptly provide Landlord with a current written list that identifies all other design professionals engaged by Tenant or Tenant Architect, including, without limitation, sub-contractor architects, engineers and interior designers.

2.2 Approval of Contractor. The general contractor selected by Tenant to complete Tenant Work (“Tenant Contractor”) shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld. Upon request of Landlord from time to time, Tenant shall promptly provide Landlord with a current written list that identifies all other contractors and all subcontractors, suppliers and materialmen engaged by Tenant or Tenant Contractor. Landlord hereby approves Mitchell & Phillips, Inc. and D/B Contractors as a Tenant Contractor to perform the Tenant Work within the Building, subject to the terms, conditions, and limitations contained in this Work Letter and the Lease. Notwithstanding the foregoing, all contractors, subcontractors, suppliers and materialmen whose work will interface with or impact the Roof, or any exterior, structural, mechanical, plumbing and/or electrical systems of any portion of the Building shall be subject to Landlord’s approval, which approval may be granted or withheld in Landlord’s sole discretion. Landlord hereby approves Persyn Engineering as a

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structural engineer. All contractors, subcontractors, suppliers, and materialmen whose work will interface with or impact the Roof shall be subject to the terms of Exhibit I of the Lease and any work performed to the Roof shall be conducted under the direct supervision of a representative of Landlord.

2.3 Approval of Final Plans. As of the Effective Date, Tenant has delivered, and Landlord has conditionally approved, the preliminary site plan prepared by the Tenant and attached hereto as Exhibit “J-1” (the “Proposed Premises Layout”). Tenant shall deliver to Landlord complete construction drawings and specifications prepared by Tenant Architect (the “Proposed Tenant Plans”) for the Initial Improvements to be constructed in the Building. Landlord shall thereafter give written notice to Tenant (the “Landlord’s Notice”) of Landlord’s approval of, or objection to, the Proposed Tenant Plans, such approval to not be unreasonably withheld, provided that the Proposed Tenant Plans are substantially consistent with the Proposed Premises Layout. In the event Landlord fails to deliver the Landlord’s Notice within ten (10) business days of Tenant’s delivery of the Proposed Tenant Plans to Landlord, Landlord shall be deemed to have approved those Proposed Tenant Plans. Tenant shall deliver revised Proposed Tenant Plans addressing Landlord’s objections to Landlord promptly after Tenant’s receipt of the Landlord’s Notice, and, provided Landlord’s objections are adequately cured, Landlord shall then approve the revised Proposed Tenant Plans. The Proposed Tenant Plans as revised by the Tenant and approved by Landlord will constitute the “Final Plans” for the Initial Improvements.

2.4 Tenant Work. Upon approval of the Final Plans, and upon Tenant’s receipt of all permits and authorizations required by all applicable governmental agencies or utility providers for commencement of construction, copies of which shall be promptly provided to Landlord, Tenant agrees to commence construction of the Initial Improvements in accordance with the approved Final Plans (the “Tenant Work”), to diligently prosecute the completion of the of Tenant Work thereafter, and to construct and complete all of the Tenant Work in a good and workmanlike manner in compliance with all Legal Requirements. Tenant shall cause the construction of the Initial Improvements to be performed in accordance with the approved Final Plans and all change orders either approved by Landlord or presented to Landlord but not requiring Landlord approval as provided below. Landlord shall have the right at any time and from time to time to inspect the Premises during the course of Tenant Work and to review and inspect the construction of the Initial Improvements by Tenant to ensure compliance with Final Plans (Landlord agrees to use commercially reasonable efforts to minimize any interference with the Tenant’s Work in connection with such inspections), and in the event that Landlord or Landlord’s architect gives notice to the Tenant of noncompliance with the Final Plans, then as long as Landlord and Landlord’s architect are acting in good faith, Tenant shall promptly undertake to correct such deficiencies in order to bring the construction of the Initial Improvements in compliance with Final Plans. If Tenant desires to effect any change or addition to the Final Plans, then prior to implementing the proposed change order, Tenant shall deliver a written request to Landlord that includes a revision to that portion of the Final Plans affected by such proposed change order, a description of the scope of such proposed change, and the cost of such change (the “Change Order Notice”), and if the Change Order is a Material Change Order (as hereinafter defined), the Change Order Notice must state that it is seeking Landlord’s approval of a Material Change Order (a “Material Change Order Request”). Tenant is not required to obtain Landlord’s written consent to any change orders, except for Material Change Orders, but Tenant must timely provide to Landlord a Change Order Notice for all change

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orders. As used herein, a “Material Change Order” is a change order that affects the Roof, foundation, structural walls, the HVAC, mechanical, plumbing and/or electrical systems of any portion of the Premises, or anything that requires Roof, floor, or exterior wall penetrations. If Landlord fails to advise Tenant of its approval or disapproval of a Material Change Order within ten (10) business days of receipt of a Material Change Order Request, Landlord shall be deemed to have approved such Material Change Order as submitted. Landlord’s approval of any proposed Material Change Orders to the Final Plans will not be unreasonably withheld, provided that such Material Change Orders remain consistent with the Proposed Premises Layout. Tenant shall promptly provide to Landlord copies of all change orders when executed by Tenant. Upon Landlord’s request, Tenant shall promptly provide Landlord with revised Final Plans reflecting the changes effected by any change orders, including Material Change Orders.

2.5 Workmanship. Tenant shall use only new materials as specified in the Final Plans in the performance of Tenant Work. Tenant shall cause each Tenant Contractor doing Tenant Work to guarantee and warrant, in writing to Tenant and Landlord, that the work done by it shall be free from any defects in workmanship and materials for a period of not less than one year from the date of its completion.

2.6 Substantial Completion. For purposes of this Work Letter and the Lease, the term “Substantially Complete” or “Substantial Completion” shall mean the date on which (i) the Initial Improvements are completed in all material respects in substantial compliance with the Final Plans (including any Material Change Orders approved by Landlord or any other change orders executed by Tenant pursuant to these provisions), excepting only minor finish and touch- up work and other items customarily considered punch list items that do not interfere in any material respect with the occupancy of the Premises by Tenant, (ii) the Premises may reasonably be used and occupied by Tenant, and (iii) a certificate of occupancy or temporary certificate of occupancy and any other governmental authorizations which are necessary for Tenant’s use and occupancy of the Premises have been obtained. Tenant shall promptly notify Landlord of the Substantial Completion of the Initial Improvements and deliver to Landlord copies of all certificates of occupancy and other approvals from all applicable governmental entities and utility providers, and Landlord shall have the right, but no obligation, to inspect and review Tenant Work for conformity with the Final Plans. Any approval by Landlord of Tenant Work shall in no way be deemed a representation or warranty of the quality or fitness of the Tenant Work and/or the construction by Tenant. Any deficiency in design, materials or construction of the Tenant Work shall be solely the responsibility of Tenant, regardless of whether the Landlord had inspected and approved such work.

2.7 Liens. In the event any liens are asserted against the Building, the Premises, or any portions thereof on account of any labor or materials furnished as a part of, or in connection with, the Tenant Work, Tenant shall give Landlord immediate notice of such lien(s) following Tenant’s receipt of notice thereof. If such liens are not released from the Building, the Premises, and all parts thereof, by bond or otherwise, within thirty (30) days after Tenant receives notice of the filing of same, Landlord may, at its election, require that Tenant furnish bond or other security as Landlord reasonably deems satisfactory to protect Landlord against any such loss, liability or damage, or Landlord may pay all such sums necessary to the obligee asserting such liens and may thereafter charge the Tenant all such sums paid out, to be paid upon demand therefor by Landlord.

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EXHIBIT J-1

(Proposed Premises Layout)

[See Attached]

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